Exhibit 10.1

STANDARD FORM LEASE
(INDUSTRIAL; MULTI-TENANT; NET)

This Standard Form Lease (this “Lease”), dated for reference purposes only as of July 2, 2015, is entered into by and between MNCVAD-CP NORRIS CANYON, LLC, a Delaware limited liability company (“Landlord”), and ADEPT TECHNOLOGY, INC., a Delaware corporation (“Tenant”).

ARTICLE I

BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Address of Landlord:

(a)	For Notices:	c/o NYL Investors, LLC
One Front Street, Suite 550
San Francisco, CA 94111
Attn: Asset Manager

With a copy to:	DTZ
555 12th Street, Suite 1400
Oakland, CA 94607
Attn: Property Manager

(b)	For Payment of Rent:	MNCVAD-CP NORRIS CANYON, LLC
c/o DTZ
1390 Timberlake Manor Parkway, Suite 230
Chesterfield, Missouri 63017

2.	Premises Address: 4550 Norris Canyon Road, Suite 150
San Ramon, California 94583

3.	Address of Tenant: 4550 Norris Canyon Road, Suite 150
San Ramon, California 945834

4.	Tenant’s Trade Name: Adept Technology, Inc., a Delaware corporation

5.	Tenant’s Contact: Seth Halio Telephone: 925 245 3500

6.	Premises Square Footage: Approximately 48,931 rentable square feet

Building Square Footage:  Approximately 96,975 rentable square feet

7.	Anticipated Commencement Date: October 1, 2015

8.
Term:  One hundred twenty-four (124) full calendar months from the Commencement Date or, if the Commencement Date is not on the first day of a calendar month, from the first day of the first calendar month following the Commencement Date.

9.	Monthly Rent: Subject to Section 4.1 hereof concerning abatement of the first four (4) months of Monthly Rent, the Monthly Rent payable by Tenant under the Lease during the Term shall be as follows:

Full Calendar Months of Term	Monthly Rent
1 – 12	$57,249.27 per month
13 – 24	$59,010.79 per month
25 – 36	$67,524.78 per month
37 – 48	$69,482.02 per month
49 – 60	$71,439.26 per month
61 – 72	$73,885.81 per month
73 – 84	$75,843.05 per month
85 – 96	$78,289.60 per month
97 – 108	$80,736.15 per month
109 – 120	$83,182.70 per month
121 – 124	$85,629.25 per month

10.	Letter of Credit: $750,000.00, subject to reduction pursuant to Section 4.6 below.

11.
Permitted Uses:  Office, warehouse, research and development and light manufacturing uses and legal ancillary uses related thereto, all in accordance with Applicable Laws and Restrictions (as hereafter defined) and pursuant to approvals to be obtained by Tenant from all relevant City, County and other required governmental agencies and authorities.  Tenant shall complete the Hazardous Materials Questionnaire in the form attached hereto as Exhibit G and shall provide Material Safety Data Sheets for any Hazardous Materials used on or brought to the Premises by Tenant.

12.	Broker: DTZ, representing Landlord

DTZ, representing Tenant

13.	Landlord’s Architect: As designated by Landlord from time to time

14.	Guarantor: None.

15.
Vehicle Parking Spaces:  From the Commencement Date through the expiration of the twenty-fourth (24th) full calendar month of the Term, Tenant shall be entitled to ninety (90) unreserved, unassigned vehicle parking spaces.  From the first day of the twenty-fifth (25th) full calendar month of the Term and continuing thereafter during the Term, Tenant shall be entitled to ninety-five (95) unreserved, unassigned vehicle parking spaces.

16.	Tenant’s Share: See Section 7.2 and Exhibit E.

Exhibits: Exhibit A (Diagram of Premises), Exhibit B (Project Site Plan), Exhibit C (Commencement Date Memorandum), Exhibit D (Rules and Regulations), Exhibit E (Calculation of Tenant’s Share), Exhibit F (Insurance Rider), Exhibit G (Hazardous Materials Questionnaire), Exhibit H (Work Letter), Exhibit I (Form of Letter of Credit) and Exhibit J (Offer Space)

ARTICLE II

DEFINITIONS

2.1 Certain Definitions.  The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this Lease.

“Additional Rent” means any and all sums (whether or not specifically called “Additional Rent” in this Lease), other than Monthly Rent, which Tenant is or becomes obligated to pay to Landlord under this Lease.  See also Rent.

“Alterations” means any alterations, decorations, modifications, additions or improvements made in, on, about, under or contiguous to the Premises (or relating to Tenant’s use thereof) by or for the benefit of Tenant, including, but not limited to, telecommunications and/or data cabling and wiring, lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork and carpeting.

“Applicable Laws” is defined in Section 5.2.

“Applicable Rate” means the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rate of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Applicable Rate imposition; provided, however, the Applicable Rate shall in no event exceed the maximum interest rate permitted to be charged by Applicable Law.

“Broker” means, collectively, the person(s) or entity(ies) identified in Item 12 of the Basic Lease Provisions.

“Building” means that certain building within which the Premises are located.

"Business Day" means a day which is not a Saturday, a Sunday or a state or federal holiday in the state where the Building is located.

“Casualty” is defined in Section 12.1.

“CC&R’s” means any declaration of covenants, conditions and restrictions (or similar instrument), if any, applicable to all or any part of the Project recorded in the Official Records of the County, as the same may be adopted or amended from time to time.

“City” means the city in which the Premises are located.

“Commencement Date” means the commencement date of the Term, described in Section 3.2.

“Common Area” means all areas and facilities within the Project exclusive of the Premises and other portions of the Project leased (or to be leased) exclusively to other tenants. The Common Area includes, but is not limited to, parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities. Tenant’s use of the Common Area, and its rights and obligations with respect thereto, are more particularly described in Article X.

“County” means the county in which the Premises are located.

“Event of Default” means the Tenant defaults described in Section 15.1.

“Guarantor” means the person(s) or entity identified in Item 14 of the Basic Lease Provisions, if any.

“HVAC” means the heating, ventilating and air conditioning system serving the Building.

“Hazardous Materials” is defined in Article VI.

“Landlord’s Agents” means Landlord’s agents, representatives, trustees, property managers (whether as agents or independent contractors), investment managers, attorneys, consultants, contractors, partners, managers, members, subsidiaries, affiliates, directors, officers and employees.

“Landlord’s Architect” means the architect or architectural firm from time to time designated by Landlord to perform the function of Landlord’s Architect set forth in this Lease.

“Lease” means this instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

“Monthly Rent” means the monthly rental which Tenant is to pay to Landlord pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Lease.  See also Rent.

“Mortgage” means any mortgage, deed of trust, or similar lien now or hereafter affecting the Project or any portion thereof, and any renewal, modification, consolidation, replacement and/or extension thereof.

“Mortgagee” means any mortgagee, beneficiary or lender under any Mortgage now or hereafter affecting the Project or any portion thereof.

“Notice” means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or given, made or accepted by either party to the other party, which shall be in writing and given in accordance with the provisions of Section 21.6.

“Operating Expenses” means, collectively, Project Costs and Real Property Taxes.  It is currently estimated that Operating Expenses will be $0.37 per square foot of the Premises per month on the Commencement Date, which estimate is subject to change and to adjustment for actual Operating Expenses as provided in this Lease.

“Premises” means the premises shown in Exhibit A, and all areas appurtenant thereto, if any, for the exclusive use of Tenant, as shown in Exhibit A. The Premises are located within and constitute a portion of the Building at the address set forth in Item 2 of the Basic Lease Provisions.

“Premises Square Footage” means the approximate floor area of the Premises and, if the Building has a common lobby or other internal common features, then, at Landlord’s option, an additional factor approximating the total square footage of such common lobby and features times the ratio of Tenant’s floor area to the total square footage of the Building, as determined by Landlord’s Architect.  The Premises Square Footage as of the execution of this Lease is set forth in Item 6 of the Basic Lease Provisions.

“Project” means that certain real property, and all improvements thereon, including the Building and other buildings, if any, located within the boundaries of such property, shown on the Project Site Plan.

“Project Costs” is defined in Section 7.3.

“Project Site Plan” means Exhibit B.

“Real Property Taxes” is defined in Section 7.4.

“Rent” means Monthly Rent and Additional Rent, collectively.

“Restrictions” means, collectively, the CC&R’s and any other covenants, conditions or restrictions affecting the Premises or any portion thereof, as the same may be adopted or amended from time to time.

“Rules and Regulations” means, collectively, the rules and regulations attached hereto as Exhibit D and any modifications thereto promulgated by Landlord or Landlord’s Agents from time to time, and such rules and regulations promulgated in connection with the Restrictions.

“Security Deposit” means the amount set forth in Item 10 of the Basic Lease Provisions, which shall be paid to Landlord by Tenant pursuant to Section 4.6.

“Substantial Completion” and “Substantially Completed” means that the work to be performed under this Lease by Landlord, including construction of any Tenant Improvements or the repair of the Premises following a Casualty, has been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant’s use and enjoyment of the Premises (items normally referred to as “punch list” items), all as reasonably determined by Landlord.

“Tenant Delays” means any and all delays due to the fault of Tenant, including, without limitation, Tenant’s failure to deliver to Landlord concurrently with Tenant’s execution of this Lease the Security Deposit, Monthly Rent for the first month in which it is due, or executed copies of policies of insurance or certificates thereof as required under Section 11.8, and any delays in the construction of the Tenant Improvements due to the fault of Tenant, as defined in the Work Letter.

“Tenant Improvements” means those certain improvements, if any, to be constructed on the Premises as provided in the Work Letter.

“Tenant’s Agents” means Tenant’s agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, subtenants, guests, visitors and invitees.

“Tenant’s Personal Property” means Tenant’s removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

“Term” means the term of this Lease, as provided in Section 3.2.

“Unavoidable Delay” means any delays which are beyond a party’s reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements, or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond a party’s reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

“Work Letter” means the work letter between Landlord and Tenant regarding the construction of the Tenant Improvements, if any, attached hereto as Exhibit H.

2.2 Other Definitions. Terms defined elsewhere in this Lease, unless the context clearly requires otherwise, shall have the meaning as there given.

ARTICLE III

PREMISES AND TERM

3.1 Lease of Premises.  Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

3.2 Term and Commencement.  Unless sooner terminated as provided herein, the Term of this Lease shall be for that period set forth in Item 8 of the Basic Lease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence (the “Commencement Date”) on the earlier of (i) the date that the Tenant Improvements have been Substantially Completed (as reasonably determined by Landlord), (ii) the date that the Tenant Improvements would have otherwise been Substantially Completed (as reasonably determined by Landlord) but for the occurrence of any Tenant Delays, or (iii) the date Tenant commences occupancy of all or any portion of the Premises.  When the actual Commencement Date has occurred, Tenant shall execute a Commencement Date Memorandum in the form shown in Exhibit C (the “Commencement Date Memorandum”) as provided by Landlord within five (5) days after Landlord’s request therefore.  Tenant’s failure to execute the Commencement Date Memorandum within said five (5) day period shall, at Landlord’s option, be an Event of Default hereunder and shall constitute Tenant’s acknowledgment of the truth of the facts contained in the Commencement Date Memorandum delivered by Landlord to Tenant.  Landlord and Tenant anticipate that the Term will commence on the “Anticipated Commencement Date” set forth in Item 7 of the Basic Lease Provisions, but the Anticipated Commencement Date shall in no event affect the actual Commencement Date, which shall be determined as set forth in this Section 3.2.  If the Commencement Date is a day other than the first day of a calendar month, the Term shall be extended through the end of the month in which the Lease expires, so that the Expiration Date occurs on the last day of such month.

3.3 Early Entry.  Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises, at Tenant’s sole risk and expense, twenty-one (21) days prior to the Commencement Date to install fixtures and equipment, so long as such entry does not interfere with Landlord's work in the Premises or in the Project; provided, however, that (a) the provisions of this Lease, other than with respect to the payment of Monthly Rent or payment of Operating Expenses, shall apply during such early entry, including, but not limited to, the provisions of Article XI relating to Tenant’s indemnification of Landlord, (b) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article XI, (c) Tenant shall pay all separately metered utility, service and maintenance charges for the Premises attributable to Tenant’s early entry and use of the Premises as reasonably determined by Landlord, (d) prior to such entry, Tenant shall have delivered to Landlord an executed original of this Lease and payment in an amount equal to:  (i) Monthly Rent and Tenant’s Share of estimated Operating Expenses for the first (1st) month) of the Term in which such amounts are due, plus (ii) the L-C (as defined below) required under Section 4.6 below, and (e) Tenant shall not interfere with the completion of the Tenant Improvements or any other Landlord's work in the Project in any way.  Upon Tenant’s breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon Notice to Tenant.

3.4 Delay in Possession.  If Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed on or before the Anticipated Commencement Date or any other date for any reason, Landlord shall not be subject to any liability therefor, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay Monthly Rent or Additional Rent other than as provided in Section 3.5 until possession of the Premises has been delivered to Tenant with the Tenant Improvements Substantially Completed (which date shall then be deemed the “Commencement Date” for all purposes under this Lease).  Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Premises to Tenant for so long as Tenant fails to deliver to Landlord any amounts then payable under this Lease and executed copies of policies of insurance or certificates thereof as required under Section 11.8 and the Insurance Rider attached hereto as Exhibit F.

3.5 Tenant Delays.  The Commencement Date shall not be delayed or postponed due to Tenant Delays, and the Term, Tenant’s obligations to pay Rent and all of Tenant’s other obligations under this Lease shall commence upon the date which would have been the Commencement Date but for Tenant Delays.

3.6 “AS-IS” Condition of Premises.  Except as expressly set forth in the Work Letter attached hereto as Exhibit F and made a part hereof, Tenant shall accept the Premises from Landlord in its “AS-IS” condition and Tenant acknowledges and agrees that Landlord has no obligation to improve, alter or remodel the Premises in any manner whatsoever.  The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that Tenant has inspected the Premises and accepts them as being in good and sanitary order, condition and repair.  Landlord hereby informs Tenant that the Building and the Project have not undergone an inspection by a person certified pursuant to Section 4459.2 of the California Government Code (a Certified Access Specialist).  Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code.

3.7 No Representations.  Tenant acknowledges that neither Landlord nor any of Landlord’s Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord’s Agents has agreed to undertake any alterations or additions or construct any tenant improvements to the Premises except as expressly provided in this Lease.

3.8 Right of First Offer.  Commencing as of the first (1st) day of the twenty-fifth (25th) full calendar month of Term, the Tenant originally named in this Lease (the "Original Tenant") shall have a one-time right to lease that certain space located adjacent to the Premises, which space consists of approximately 22,564 rentable square feet (the "Offer Space"), when the Offer Space becomes available for lease during the Term.  The Offer Space is depicted on Exhibit J attached hereto.  Space shall not be deemed "available for lease" if the tenant under an expiring lease of such space renews or extends its lease for such space, whether pursuant to a then existing right or pursuant to new arrangements with Landlord, or if any tenant of the Building has an option or right of first offer or refusal or other right to lease such space, which option or right has been granted prior to the date of this Lease.  Subject to the terms of this Section 3.8, the first time the applicable Offer Space becomes available for lease, or at Landlord's option, such earlier time as Landlord shall be in a position to project when such Offer Space will be available for lease, Landlord shall notify Tenant in writing (the "Offer Notice") of such availability prior to leasing all or any portion of such Offer Space to any other party.  The Offer Notice shall describe the space so offered to Tenant and shall set forth the terms, including without limitation, the lease term (which must not be co-terminus with the Term), the estimated or actual availability date, and the fair market rent (as reasonably determined by Landlord) upon which Landlord is willing to lease such space to Tenant.

(a) Exercise Period.  For a period of ten (10) Business Days after receipt of the Offer Notice, Tenant shall have a one-time right to elect to lease the applicable Offer Space in its entirety only, under such terms set forth in the Offer Notice, by delivering Notice of exercise to Landlord within ten (10) Business Days after the delivery of the Offer Notice.  If Tenant does not elect to lease such Offer Space within such period, all rights of Tenant under this Section 3.8 shall cease and forever terminate with respect to the particular Offer Space offered.

(b) Terms.  Upon Tenant’s election to lease the applicable Offer Space, Landlord and Tenant shall promptly enter into an amendment to this Lease, adding such Offer Space to the Premises on all the terms and conditions set forth in the Lease as to the Premises then demised hereunder, except that (i) the term of the lease to Tenant of such Offer Space shall commence upon the date on which such Offer Space is delivered to Tenant and shall continue for the duration of the term set forth in the Offer Notice, (ii) the Monthly Rent payable by Tenant for such Offer Space shall be the fair market rent for such space, as provided for below, (iii) Tenant’s Share with respect to such Offer Space shall be determined by dividing the rentable square footage of such Offer Space, as set forth in Landlord’s availability notice, by the rentable square footage of the Building, (iv) Tenant shall take such Offer Space in its then “as is” condition, (v) as a condition to Tenant exercising the right of first offer, if the then current Term expires prior to the scheduled term for the applicable Offer Space, then Tenant must agree to extend the then current Term to be co-terminus with the term of the applicable Offer Space, and (vi) the Monthly Rent payable by Tenant for the then current Premises during the extended period of the Term as described in clause (v) above shall be the Fair Market Rental Rate (as defined below) for the Premises.  For purposes of this Section 3.8, the term "Fair Market Rental Rate" shall have the meaning set forth in Section 3.9 below, with references to the "Premises" being deemed references to the "Offer Space".

(c) Delivery.  If Tenant shall exercise the right of first offer granted in this Section 3.8, Landlord does not guarantee that the applicable Offer Space will be available on the stated availability date for the lease thereof, if the then existing occupants of such Offer Space shall hold over, or if delivery is delayed for any other reason beyond Landlord’s reasonable control.  In such event, as Tenant’s sole recourse, Rent with respect to such Offer Space shall be abated until Landlord lawfully delivers the same to Tenant.

(d) Conditions.  Notwithstanding anything contained herein to the contrary, if on the date of exercise of the right of first offer contained in this Section 3.8, or the date immediately preceding the date the term for the applicable Offer Space is to commence, (i) an Event of Default is then occurring under this Lease, or (ii) the Original Tenant (a) is not in occupancy of the entire rentable square footage the Premises then leased under the Lease or (b) does not intend to occupy the entire rentable square footage of the Premises then leased under the Lease, together with the applicable Offer Space (but intends to assign the Lease or sublease the Premises or the applicable Offer Space in whole or part), then, at Landlord’s election, Tenant shall have no right to lease the Offer Space and the exercise of such right shall be null and void.  The right set forth in this Section 3.8 shall be personal to the Original Tenant and such right may only be exercised by such Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in this Lease).

3.9 Option to Renew.

(a) General.  Landlord hereby grants the Original Tenant one (1) option to extend the Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below.  Upon the proper exercise of this option to extend, the Term shall be extended for the Option Term (which shall be on the same terms and conditions as the Lease except for Monthly Rent which shall be determined as set forth below) and the parties shall immediately execute an amendment to this Lease setting forth the Monthly Rent and other terms applicable to the Option Term.  Landlord shall have no obligation to construct any improvements on, in or around the Premises or in the Property or to provide any tenant improvement allowance.  The right set forth in this Section 3.9 shall be personal to the Original Tenant and such right may only be exercised by such Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in this Lease) if such Original Tenant occupies the entire Premises as of both the date of the Exercise Notice and the commencement of the Option Term.  At Landlord’s option, Tenant shall not have the right to extend the Term of the Lease for the Option Term if at any time between the date of delivery of the Exercise Notice by Tenant and the end of the Term, Tenant has committed or permitted to occur a monetary or material non-monetary Event of Default.

(b) Extension Option Rent.  The Monthly Rent payable by Tenant during the Option Term shall be equal to the Fair Market Rental Rate for the Premises.  As used herein, the “Fair Market Rental Rate” shall mean the monthly base rent at which non-equity tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable buildings in the vicinity of the Building, taking into consideration the size of the Premises, the length of the renewal term, market escalations and the credit of the Tenant.  The Monthly Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such Premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).  All other terms and conditions of this Lease shall apply throughout the Option Term; however, following the exercise of the option to renew, Tenant shall, in no event, have any further option to extend the Term unless Landlord and Tenant otherwise agree in writing.

(c) Exercise of Extension Option.  The option provided under this Section 3.9 shall be exercised by Tenant, if at all, only in the following manner:  (i) Tenant shall deliver written notice (“Exercise Notice”) to Landlord no earlier than the first day of the twelfth (12) full calendar month before the expiration of the Term and no later than the last day of the ninth (9th) full calendar month before the expiration of the Term, irrevocably exercising the option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant no later than thirty (30) days after Landlord's receipt of the Exercise Notice, setting forth its determination of Fair Market Rental Rate.  In the event Tenant objects to the Fair Market Rental Rate submitted by Landlord, Tenant shall do so in writing within ten (10) days and, with such objection, set forth Tenant's determination of the Fair Market Rental Rate for the Premises.  If Tenant does not object in such time and manner, Tenant shall be deemed to have accepted Landlord's determination.  If Tenant has properly objected to Landlord's determination, then Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate.  If Landlord and Tenant fail to reach agreement on such Fair Market Rental Rate on or before thirty (30) days after Landlord's delivery of the Option Rent Notice, then each party’s determination shall be submitted to arbitration in accordance with clause (d) below.  Tenant’s failure to deliver the Exercise Notice on or before the applicable delivery date specified hereinabove shall be deemed to constitute Tenant’s waiver of its extension rights hereunder.

(d) Determination of Option Term Rent.

(i) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of commercial properties in the vicinity of the Building.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Premises is closer to the actual Fair Market Rental Rate for such space as determined by the arbitrators, taking into account the requirements of subsection (b) above and this subsection (d) regarding the same.  Each such arbitrator shall be appointed by the last day of the sixth (6th) full calendar month before the expiration of the Term.

(ii) The two arbitrators so appointed shall on or before the last day of the fifth (5th) full calendar month before the expiration of the Term agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) On or before the last day of the fourth (4th) full calendar month prior to the expiration of the Term, the arbitrators shall reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate, and shall notify Landlord and Tenant thereof.  Such decision shall be based upon the factors described in subsection (b) above.

(iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(v) If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in subsection (d)(i) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, then either Landlord or Tenant may petition a court of competent jurisdiction to appoint such arbitrator.

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

(e) Payment of Fair Market Rental Rate.  If for any reason the determination of Fair Market Rental Rate has not been completed prior to the commencement of the Option Term, Tenant shall pay as Monthly Rent Landlord’s opinion of Fair Market Rental Rate, and if such Fair Market Rental Rate is thereafter fixed or readjusted in a different amount by the arbitrators or agreement of the parties as provided above, such new Fair Market Rental Rate shall take effect retroactively back to the commencement of the Option Term.  In the event the Fair Market Rental Rate is determined to be higher than Landlord’s opinion of Fair Market Rental Rate, Tenant shall immediately pay to Landlord that sum which is accrued and underpaid as a result of such retroactive application.  In the event the Fair Market Rental Rate is determined to be lower than Landlord’s opinion of Fair Market Rental Rate, Landlord shall apply the sum which is accrued and overpaid as a result of such retroactive application to the next installment of Additional Rent due.

ARTICLE IV

RENT AND ADJUSTMENTS

4.1 Monthly Rent.  From and after the Commencement Date, Tenant shall pay to Landlord, for each calendar month of the Term, the Monthly Rent set forth in Item 9 of the Basic Lease Provisions.  Monthly Rent for the first partial month of the Term shall be payable at the rate set forth in Item 9 of the Basic Lease Provisions for the first twelve full calendar months of the Term, prorated for the actual number of days.  Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior Notice, invoice or demand, at Landlord’s address for payment of Rent set forth in Item 1 of the Basic Lease Provisions or at such place as Landlord may from time to time designate.  Tenant’s payment of Monthly Rent for the first (1st) month of the Term for which Monthly Rent is payable, plus Tenant’s payment of Tenant’s Share of estimated Operating Expenses for the first (1st) month of the Term, shall be delivered to Landlord concurrently with Tenant’s execution of this Lease.

Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, and no default by Tenant occurs hereunder beyond any applicable notice and cure period, Landlord hereby agrees that Tenant shall not be required to pay Monthly Rent during the period commencing on the Commencement Date and ending one hundred twenty (120) calendar days thereafter (the “Abatement Period”).  The total amount of Monthly Rent abated during the Abatement Period shall not exceed $234,000.00.  Except as provided in the second paragraph of Section 4.2 below, during the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease including all Additional Rent.  In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Article XIX hereof, then as a part of the recovery set forth in Article XV of this Lease, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of the Monthly Rent that was abated under the provisions of this Section 4.1.

4.2 Additional Rent.  All Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord’s address set forth in Item 1 of the Basic Lease Provisions or at such other place as Landlord may from time to time designate, without abatement, deduction, claim or offset, within ten (10) days of receipt of Landlord’s invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time.  Notwithstanding the foregoing, Additional Rent for Tenant's Share of Operating Expenses shall be payable on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset.

Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, and no default by Tenant occurs hereunder beyond any applicable notice and cure period, Landlord hereby agrees that Tenant shall not be required to pay Tenant's Share of Operating Expenses during the Abatement Period.  It is estimated that the total amount of Tenant's Share of Operating Expenses abated during the Abatement Period will be equal to $74,000.00.  Except as provided in the second paragraph of Section 4.1 above, during the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease including all Additional Rent.  In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Article XIX hereof, then as a part of the recovery set forth in Article XV of this Lease, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of Tenant's Share of Operating Expenses that was abated under the provisions of this Section 4.2.

4.3 Prorations.  If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or expires, as applicable.

4.4 Application of Payments.  Landlord shall have the right to apply payments received from Tenant under this Lease to any sums past or currently due under this Lease, whether Monthly Rent, Additional Rent or otherwise, in such order and in such amounts as Landlord, in its sole discretion, may elect, regardless of any designation of such payments by Tenant to the contrary.

4.5 Late Payment Charges.  Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine.  Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Mortgage, and late charges and penalties that may be imposed due to late payment of Real Property Taxes.  Therefore, if any installment of Monthly Rent or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the fifth (5th) calendar day from the applicable due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.  Acceptance of any late Rent and late charge therefor shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Event of Default under this Lease.  In no event shall this provision for a late charge be deemed to grant Tenant a grace period or extension of time within which to pay Rent or prevent Landlord from exercising any of the other rights and remedies available to Landlord for any Event of Default under this Lease.  Notwithstanding the foregoing (i) should any payment of Rent by personal check be rejected for insufficient funds, Landlord shall have the right, upon Notice to Tenant, to require that all future payments by Tenant under this Lease be by cashier’s check acceptable to Landlord, and (ii) upon the third (3rd) occurrence during the Term of Tenant’s failure to timely pay Rent when due, Landlord may, upon Notice to Tenant, require that Monthly Rent for the balance of the Term be made in quarterly installments, in advance, in an amount equal to the sum of the Monthly Rent amounts payable during such three (3) month period.  Notice is hereby given to Tenant that the acceptance of partial Rent by Landlord shall not constitute a waiver by Landlord of any rights, including, without limitation, the right of Landlord to recover possession of the Premises and/or to sue for the remaining balance owed.  The foregoing Notice shall be deemed to constitute notice to Tenant as required under California Code of Civil Procedure section 1161.1(c).

4.6 Letter of Credit.

(a) Delivery of Letter of Credit; Key Provisions.  Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the amount set forth in Item 10 of the Basic Lease Provisions (the "L-C Amount"), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a short term Fitch Rating which is not less than "F1", and a long term Fitch Rating which is not less than "A"(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit I, attached hereto.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.  The L-C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L-C Expiration Date") that is no less than sixty (60) days after the expiration of the Term, as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (2007-Rev), International Chamber of Commerce Publication #600.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable:  (A) such amount is past due to Landlord under the terms and conditions of the Lease, as amended, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease, as amended, has been rejected, or is deemed rejected, by Tenant under Section 365 of the U.S. Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under federal or state law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 4.6, in the amount of the applicable L-C Amount, within ten (10) days following Landlord's demand in the event of the ratings reduction or the material adverse change (each of the foregoing being an "L-C Draw Event").  Tenant shall be responsible for the payment of any and all costs incurred by Landlord in connection with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), if replacement is required to avoid an L-C Draw Event or is otherwise requested by Tenant.  In the event of an assignment by Tenant of its interest in the Lease, as amended (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

(b) Application of Proceeds  Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event.  Upon the occurrence of an L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in whole or in part, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from the occurrence of the L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C.  Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights in and under the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

(c) L-C Amount; Maintenance of L-C by Tenant.

(i) Subject to Section 4.6(h) below, the L-C Amount shall be $750,000.00.

(ii)           If, as a result of any draw by Landlord of all or any portion of the amounts available under the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 4.6.  If the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord not later than thirty (30) days prior to the expiration of the L-C), which shall include all of the terms of the expiring L-C.  The proceeds of the L-C may be applied by Landlord against any Rent that is not paid when due, to Rent accruing in the future if Landlord is exercising its rights under Section 1951.4 of the California Civil Code, and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Lease.  If Landlord elects to exercise its rights under the foregoing sentence, (I) any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the later of Lease termination and the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent and/or damages as provided in the preceding sentence.  Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under the Lease have been resolved.

_____________________                                                          __________________
LANDLORD'S INITIALS                                                                TENANT'S INITIALS

(d) Transfer and Encumbrance.  The L-C shall also provide that Landlord may, from time to time, without notice to Tenant and without first obtaining Tenant's consent, transfer its interest under the L-C to another person or entity, regardless of whether or not such transfer is in connection with the assignment by Landlord of its rights and interests under the Lease.  In the event of a transfer of Landlord's interest under the L-C, Landlord shall be released, automatically, from all liability in connection with the L-C.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer (it being acknowledged that in no event shall such L-C be in excess of the then required L-C Amount).

(e) L-C Not a Security Deposit.  Landlord and Tenant agree that neither the L-C nor any proceeds drawn thereunder shall be a “security deposit” under any law applicable to security deposits including, but not limited to, Section 1950.7 of the California Civil Code (the “Security Deposit Laws”).  Landlord and Tenant waive any and all rights, duties and obligations that they now have, or in the future may have, relating to or arising from the Security Deposit Laws.  The foregoing waiver by Tenant includes, without limitation, a waiver of the right to claim that the Security Deposit Laws apply to the proceeds drawn under the L-C or prevent Landlord from applying such proceeds to compensate Landlord for any damages Landlord suffers as a result of any breach or default under or termination of the Lease.

(f) Waiver of Certain Relief.  Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

(i) Temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of documents and sight drafts under any L-C or the Bank's honoring or payment of sight draft(s); or

(ii) Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory.

(g) Remedy for Improper Drafts.  Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount paid in connection with any sight draft(s) that was(were) improperly presented or the proceeds of which were misapplied, provided that, at the time of such refund, Tenant applies such refund to increases in the amount of such L-C to the amount (if any) then required under the applicable provisions of the Lease, as amended.  Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank's payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.

(h) Reduction in L-C Amount.  Notwithstanding the foregoing, the L-C Amount shall be reduced to the following amounts on each of the following dates (each such date, a "Reduction Date"):  (i) reduce to $500,000.00 on the expiration of the twenty-fourth (24th) full calendar month of the Term; (ii) reduce to $250,000.00 on the expiration of the thirty-sixth (36th) full calendar month of the Term; and (iii) reduce to $79,000.00 on the expiration of the sixtieth (60th) month of the Term; provided, however, that if (A) on or prior to any Reduction Date, an Event of Default by Tenant shall have occurred and remain uncured, and/or (B) on the Reduction Date, Tenant does not satisfy all of the Reduction Criteria (as defined below), then the L-C Amount shall not reduce on such Reduction Date and shall not thereafter reduce until the next Reduction Date, which reduction shall be in the amount of the previously scheduled reduction.  If Tenant is entitled to any such reduction, then Landlord shall cooperate in a commercially reasonable manner with Tenant upon Tenant's request to replace or amend the then existing L-C to reflect the reduced L-C Amount.  In no event shall any such reduction of the L-C Amount be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder.  As used herein, "Reduction Criteria" shall mean the following:  (1) Tenant has a minimum of $7,000,000.00 in cash on its balance sheet; (2) Tenant had a minimum of $4,000,000.00 of EBITDA for the immediately preceding twelve (12) month period; and (3) Tenant had positive free cash flow for the immediately preceding prior year.

ARTICLE V

USE

5.1 Tenant’s Use.  Tenant shall use the Premises solely for the purposes set forth in Item 11 of the Basic Lease Provisions and shall use the Premises for no other purpose.  Tenant’s use of the Premises shall be subject to all of the terms and conditions of this Lease, including, but not limited to, all the provisions of this Article V. Tenant, at Tenant’s sole cost and expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises.  At Landlord’s request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord.  Prior to the Commencement Date, Tenant shall complete the Landlord's Hazardous Materials Questionnaire and, prior to introduction of any Hazardous Materials on the Premises shall provide Material Safety Data Sheets for any Hazardous Materials used on or to be brought to the Premises by Tenant.

5.2 Compliance with Applicable Laws.  Throughout the Term, Tenant, at Tenant’s sole cost and expense, shall comply with, and shall not use the Premises, Building or Common Area, or suffer or permit anything to be done in or about the same which will in any way conflict with, (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Premises (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises, (ii) any and all applicable federal, state and local laws, regulations, ordinances, directions, rules, requirements or orders pertaining to air and water quality, Hazardous Materials (as defined in Article VI), waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Landlord or Tenant directly or with respect to the use or occupation of the Project or any portion thereof, (iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project or any portion thereof, (iv) any covenants, conditions, easements or restrictions, including, but not limited to, the Restrictions, now or hereafter affecting or encumbering the Project or any portion thereof, regardless of when they become effective, (v) the Rules and Regulations, and (vi) good business practices (collectively, (i) through (vi) above are hereinafter referred to as “Applicable Laws”).  Tenant shall not commit any waste of the Premises, Building or Project, or any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Project or any occupant of nearby property. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises or the Building, or place or permit to be placed any harmful liquids in the drainage systems, and Tenant shall not dump or store, or permit to be placed or stored, any inventory, waste materials, refuse or other materials or allow any such materials to remain outside the Building proper, except in designated enclosed trash areas.  Tenant shall not conduct or permit any auctions, sheriff’s sales or other like activities at the Project or any portion thereof.

5.3 Restrictions.  Tenant agrees that this Lease is subject and subordinate to the Restrictions, as the same may now or hereafter exist, and that it will execute and deliver to Landlord within ten (10) days of Landlord’s request therefor, any further documentation or instruments which Landlord deems necessary or desirable to evidence or effect such subordination.  Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Tenant’s use thereof, or Tenant’s use of any other area of the Project permitted hereunder, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions.  Tenant shall hold Landlord, Landlord’s Agents and the Premises harmless and shall indemnify, protect and defend Landlord and Landlord’s Agents from and against any loss, expense, damage, attorneys’ fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the Restrictions.  Tenant agrees that it will subordinate this Lease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Landlord may hereafter record against the Premises and to any amendment or modification to any of the existing Restrictions, provided that such subordination does not unreasonably interfere with Tenant’s use and enjoyment of the Premises.

5.4 Landlord’s Right of Entry.  Landlord and Landlord’s Agents shall have the right to enter the Premises at all reasonable times upon reasonable Notice to Tenant (except for emergencies, in which case no Notice shall be required) to inspect the Premises, to take samples and conduct environmental investigations, to post notices of nonresponsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to perform Landlord’s obligations under this Lease, to perform Tenant’s obligations as permitted herein when Tenant has failed to do so, to exercise Landlord’s rights under this Lease, and, at any reasonable time after one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without any liability to Tenant or abatement of Rent.  The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business.  Landlord shall at all times have the right to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord and Landlord’s Agents shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Landlord or Landlord’s Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

5.5 Energy Disclosure Regulations.  Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building's energy use pursuant to California Public Resources Code Section 25402.10 and the regulations promulgated pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Building, "Energy Disclosure Regulations").  Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations.  Without limiting the generality of the foregoing, Tenant shall, within ten (10) days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant's name, the number of employees working within the Premises, the operating hours for Tenant's business in the Premises, and the type and number of equipment operated by Tenant in the Premises.  Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations.  Tenant agrees that neither Landlord nor any Mortgagee shall be liable for any loss, cost, damage, expense or liability related to Landlord's disclosure of such information provided by Tenant.  In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this Section 5.5 shall be, to the best of Tenant's knowledge, true and correct in all material respects, Tenant acknowledges that Landlord shall rely on such information, and Tenant shall indemnify, defend and hold harmless the Landlord and any Mortgagee from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant's failure to timely provide any information requested by Landlord pursuant to this Section 5.5.

5.6 Building Access.  Subject to the terms of this Lease and Rules and Regulations and such security measures that Landlord may reasonably deem necessary or desirable for the safety and security of the Project, the Building or the Premises, Tenant shall have access to the Building and the Premises 24 hours per day, 7 days per week, 365 days per year, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

ARTICLE VI

HAZARDOUS MATERIALS

Tenant, at its sole cost and expense, shall comply and cause Tenant’s Agents to comply with all Applicable Laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.; the Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code section 25300, et seq.; the Underground Storage of Hazardous Substance Act, Health and Safety section 25280, et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code section 25249.5, et seq.); and the Hazardous Waste Control Law, Health and Safety Code section 25100, et seq (the “Environmental Laws”).  Tenant hereby indemnifies and at all times shall indemnify and hold harmless the Landlord, the Landlord’s Agents and any successors to the Landlord’s interest in the chain of title to the Project, their respective Landlord’s Agents, and agents from and against any and all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages, directly or indirectly arising out of the existence, use, generation, manufacture, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in, on, or under the Project or in the groundwater under the Project and the migration or transportation of Hazardous Materials to or from the Project or the groundwater underlying the Project to the extent caused by or exacerbated by Tenant or Tenant’s Agents or both.  This indemnity extends to the costs incurred by Landlord or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws, provided Landlord gives Tenant not less than thirty (30) days advance written Notice of its intention to incur such costs.  Tenant’s obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the expiration or sooner termination of this Lease.  Tenant shall not, nor shall Tenant permit any person, including, without limitation, Tenant’s Agents to, use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Project or transport Hazardous Materials from the Project unless Tenant shall have received Landlord’s prior written consent therefor, which Landlord may withhold or revoke at any time in its reasonable discretion and shall not cause or permit the release or disposal of Hazardous Materials.  Tenant shall promptly deliver written Notice to Landlord if it obtains knowledge sufficient to infer that Hazardous Materials are located on the Project that are not in compliance with applicable Environmental Laws or if any third party, including, without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Project or is being or has been released from the Project, or any such party gives Notice of its intention to declare the Project to be Border Zone Property (as defined in section 25117.4 of the California Health and Safety Code).  Upon reasonable written request of Landlord, Tenant, through its professional engineers and at its cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Project.  Tenant, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Project as may be required by applicable Environmental Laws.

Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent Tenant from using materials other than Hazardous Materials on the Premises as would be used in the ordinary course of the Tenant’s business as contemplated by this Lease.  Furthermore, so long as Tenant complies with all Applicable Laws in connection therewith, Tenant may use, handle and store within the Premises chemicals, substances or materials routinely used in office areas of first class industrial projects, such as toner, liquid paper, janitorial supplies and cleaning fluids in small quantities as necessary for regular maintenance and the conduct of administrative aspects of Tenant’s business at the Premises.  Tenant warrants and represents to Landlord that Tenant does not in the course of the Tenant’s current business use Hazardous Materials.  If, during the Term, Tenant contemplates utilizing Hazardous Materials (or subleases/assigns this Lease to a subtenant or assignee who utilizes Hazardous Materials), Tenant shall obtain prior written approval from Landlord.  Landlord, at its option, and at the Tenant’s expense, may cause an engineer selected by Landlord, to review (a) the Tenant’s operations including materials used, generated, stored, disposed, and manufactured in the Tenant’s business, and (b) the Tenant’s compliance with terms of this Article VI.  Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review.  The first such review may occur prior to or shortly following the Commencement Date.  Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule.  The fees and costs of the engineer shall be paid promptly by Tenant to Landlord upon receipt of written Notice of such fees and costs.

Tenant shall have no obligations with respect to any Hazardous Materials existing in the Premises or the Building prior to the Commencement Date (or such earlier date that Tenant accesses the Premises) or used by Landlord, Landlord's Agents or other tenants at the Building, and except to the extent that Tenant exacerbates the same after being notified in writing of the same.  To the extent it is determined that Hazardous Material exists at the Premises as of the Commencement Date (or such earlier date that Tenant accesses the Premises) in violation of Environmental Laws, and such violation or condition does not arise out of, is not disturbed by or is not exacerbated by any acts or omissions of Tenant or Tenant’s Agents, Landlord shall promptly take such action as is necessary to comply with such Environmental Laws at no cost to Tenant

“Hazardous Materials” means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Project, including, without limitation, the Environmental Laws. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any such statute, ordinance, rule, or regulation.

ARTICLE VII

OPERATING EXPENSES; TAXES; UTILITIES

7.1 Tenant to Bear Tenant’s Share of Operating Expenses.  Tenant shall pay to Landlord, as an item of Additional Rent, Tenant’s Share (as defined in Section 7.2) of Operating Expenses as follows:  Prior to the Commencement Date and thereafter prior to the commencement of each of Landlord’s fiscal years during the Term, Landlord shall give Tenant a written estimate of Tenant’s Share of Operating Expenses for the ensuing fiscal year or partial fiscal year, as the case may be.  Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each calendar month during the Term.  If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Operating Expenses at the rate established for the prior fiscal year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant’s next installment payment hereunder.  Within a reasonable period of time after the end of each fiscal year, Landlord shall furnish Tenant a statement (“Annual Statement”) showing in reasonable detail Tenant’s Share of the actual Operating Expenses incurred for the period in question; provided, however, with respect to the fiscal year during which this Lease expires or sooner terminates, rather than wait until after the determination of actual Operating Expenses for such fiscal year to furnish Tenant with an Annual Statement for said fiscal year, Landlord may, at its election, provide Tenant with an Annual Statement for such fiscal year prior to the end of such fiscal year based on estimated (not actual) Operating Expenses for such fiscal year, as determined by Landlord, which Annual Statement shall not be subject to further adjustment or reconciliation once actual Operating Expenses are determined for such fiscal year.  If Tenant’s estimated payments are less than Tenant’s Share of actual Operating Expenses as shown by the applicable Annual Statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter.  If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant’s next installment payment hereunder.  When the Annual Statement is furnished to Tenant for the fiscal year in which this Lease expires or sooner terminates, Tenant shall, even if this Lease has expired or sooner terminated, pay to Landlord within fifteen (15) days after Notice the excess of Tenant’s Share of the actual Operating Expenses set forth in such Annual Statement over the estimate of Tenant’s Share of such Operating Expenses paid by Tenant.  Conversely, any overpayment shall be rebated by Landlord to Tenant.  If this Lease expires or sooner terminates on a day other than the last day of a fiscal year, Tenant’s Share of Operating Expenses for such partial fiscal year shall be calculated over the entire twelve-month fiscal year, but shall be prorated on the basis by which the number of days from the commencement of such fiscal year to and including the expiration or sooner termination of this Lease bears to 365.  If Landlord shall determine at any time that the estimate of Tenant’s Share of Operating Expenses for the current fiscal year is or will become inadequate to meet Tenant’s Share of all such Operating Expenses for any reason, Landlord may, at its election, determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant’s Share of such Operating Expenses and Tenant shall pay any increase as reflected by such supplemental estimate.  Landlord shall keep or cause to be kept separate and complete books of accounting covering all Operating Expenses and showing the method of calculating Tenant’s Share of Operating Expenses, and shall preserve for at least twelve (12) months after the close of each fiscal year all material documents evidencing said Operating Expenses for that fiscal year.  If Tenant does not notify Landlord of any objection to  the Annual Statement within thirty (30) days of Landlord’s delivery thereof, Tenant shall be deemed to have accepted such statement as true and correct and shall be deemed to have waived any right to dispute Tenant’s Share of Operating Expenses due pursuant to such statement.  Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto.

7.2 Definition of Tenant’s Share.  The term “Tenant’s Share” means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the Premises square footage and the denominator of which is the total square footage of the floor area of the Building or the Project, depending on the nature of the Operating Expense to be charged, as of the date on which the computation is made, to be charged with such Operating Expense.  A determination of Tenant’s Share for various Operating Expenses is set forth in Exhibit E attached to and made a part of this Lease.

7.3 Definition of Project Costs.  The term “Project Costs” means all costs and expenses incurred by Landlord or Landlord’s Agents in connection with the operation of the Project, including, but not limited to, the following:  repair and maintenance of the roof, structural frame, foundation and exterior walls of the buildings in the Project, periodic painting of the buildings in the Project, periodic cleaning of the exterior windows of the buildings in the Project, landscaping services, outside pest control, normal maintenance and repair of the HVAC through maintenance contracts or otherwise (but not including repair and maintenance of any Specialized HVAC unless Landlord elects to maintain the same pursuant to Section 9.2), sweeping, maintenance services, repairs to and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkler system in planting area, any and all assessments levied against the Project pursuant to the Restrictions, water, electrical and other utility services not supplied directly to a tenant, removal of trash, rubbish and other refuse from the Project, cleaning of and replacement of signs of the Project, including relamping and repairs made as required; repair, operation and maintenance of the Common Area, including, but not limited to, removal of any obstructions not reasonably required for the Common Area uses, prohibition and removal of the sale or display of merchandise or the storing of materials and/or equipment in the Common Area, and payment of all electrical, water and other utility charges or fees for services furnished to the Common Area; obtaining and maintaining public liability, property damage and other forms of insurance which Landlord may or is required to maintain in connection with the Project (including the payment of any deductibles thereunder); costs incurred in connection with compliance of any Applicable Laws or changes in Applicable Laws, including, without limitation, any laws or changes in laws regarding Hazardous Materials; establishment of reasonable reserves for replacements and/or repair of Common Area improvements, equipment and supplies; employment of such personnel as Landlord may deem reasonably necessary, if any, to direct parking and police the Common Area and facilities; the cost of any capital improvements (other than tenant improvements for specific tenants) made by or on behalf of Landlord to the Project or Common Area to the extent of the amortized amount thereof over the lesser of (i) the useful life of such capital improvements, and (ii) twelve (12) years, in either case, calculated at a market cost of funds, all as determined by Landlord, for each year of the applicable amortization period during the Term; depreciation of machinery and equipment used in connection with the maintenance and operation of the Common Area for which a reasonable reserve has not been established as herein provided; employment of personnel used in connection with any of the foregoing, including, but not limited to, payment or provision for unemployment insurance, worker’s compensation insurance and other employee costs; the cost of bookkeeping, accounting and auditing and legal services provided in connection with any of the foregoing; the cost of any environmental consultant or other services used in connection with Landlord’s monitoring of the Project with respect to Hazardous Materials; the cost of any tax, insurance or other consultant utilized in connection with the Project; and any other items reasonably necessary from time to time to properly repair, replace, maintain and operate the Project.  Project Costs shall also include a management fee to cover Landlord’s management, overhead and administrative expenses; provided however, if Landlord elects to delegate its duties hereunder to a professional property manager, then Project Costs shall not include any management fee to Landlord (except for any costs and/or administrative and overhead expenses reasonably incurred by Landlord in monitoring and auditing the performance delegated to the professional property manager), but under such circumstances any reasonable amounts paid to the professional property manager shall be added to and deemed a part of Project Costs.  If Landlord elects to perform any maintenance or repair herein described in conjunction with properties other than the Project, and if a common maintenance contractor is contracted with for such purpose, the contract amount allocable to the Project, as reasonably determined by Landlord, shall be added to and deemed a part of Project Costs hereunder.  Project Costs shall also include any costs, expenses and other charges levied or charged against Landlord and/or the Project by under the Restrictions.  Increases in Project Costs by reason of a disproportionate impact by Tenant thereon (for example, and not by way of limitation, increases in costs of trash collection because of Tenant’s excessive generation of trash or increases in costs of Common Area maintenance because of Tenant’s unpermitted storage of inventory or materials in the Common Area), in Landlord’s reasonable judgment, may be billed by Landlord, as an item of Additional Rent, directly to Tenant.

7.4 Definition of Real Property Taxes.  The term “Real Property Taxes” means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), real property or other tax (other than Landlord’s net income, estate, succession, inheritance, or franchise taxes), now or hereafter imposed with respect to the Project or any part thereof (including any Alterations), this Lease or any Rent payable under this Lease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Project or any part thereof or the Rent payable under this Lease by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease, (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Project or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant, or (iii) is based upon any legal or equitable interest of Landlord in the Project or any part thereof.

7.5 Apportionment of Taxes.  If the Project is assessed as part of a larger parcel, then Landlord shall equitably apportion the Real Property Taxes assessed against the real property, which includes the Project, and reasonably determine the amount of Real Property Taxes attributable to the Project.  If other buildings exist on the assessed parcel, the Real Property Taxes apportioned to the Project shall be based upon the ratio of the square footage of all buildings within the Project to the square footage of all buildings on the assessed parcel, and the amount of Real Property Taxes so apportioned to the Project shall be included as part of Operating Expenses. Landlord’s reasonable determination of such apportionment shall be conclusive.

7.6 Tax on Improvements.  Tenant shall, at Landlord’s election, be directly responsible for and shall pay the full amount of any increase in Real Property Taxes attributable to any improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, which payment shall be made by Tenant to Landlord within ten (10) days following Landlord’s written demand therefor from time to time.

7.7 Utilities and Services.  Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.  If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such amount to Landlord, as an item of Additional  Rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor.  Alternatively, Landlord may elect to include such cost in the definition of Project Costs, in which event Tenant shall pay Tenant’s Share of such cost in the manner set forth in Section 7.1.  Landlord may also require Tenant to have any Specialized HVAC separately metered to Tenant, at Tenant’s expense.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises.  No such failure or interruption shall be deemed any eviction or entitle Tenant to terminate this Lease or withhold or abate any Rent due hereunder.

ARTICLE VIII

ALTERATIONS

8.1 Permitted Alterations.  Tenant shall not make or permit any Alterations without the prior written consent of Landlord.  Notwithstanding the foregoing, in no event shall any Alterations (i) affect the exterior of the Building or the outside areas of the Project (or be visible from adjoining sites), (ii) affect or penetrate any of the structural portions of the Building, including, but not limited to, the roof, (iii) require any change to the basic floor plan of the Premises, any change to the structural or mechanical components of the Premises, or any governmental approval or permit as a prerequisite to the construction thereof, (iv) interfere in any manner with the proper functioning of or Landlord’s access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises.  Notwithstanding the foregoing, Landlord’s consent shall not be required for non-structural, cosmetic Alterations provided that: (a) such Alterations do not affect or penetrate the structural portions or exterior appearance of the Premises or Building or affect any mechanical, electrical, plumbing, life safety, HVAC or other systems in the Building; (b) the cost of such Alterations do not exceed $25,000.00 during any twelve (12) month period; (c) Tenant delivers to Landlord no less than fifteen (15) days prior Notice of the installation or construction of such Alterations; (d) such Alterations do not require the issuance of a permit or other authorization from a governmental authority; and (e) such Alterations otherwise comply with the terms of this Article VIII and all Rules and Regulations, Building regulations and Landlord’s structural, engineering and design requirements for the Building.  All Alterations shall be constructed pursuant to plans and specifications previously provided to and, when applicable, approved in writing by Landlord, shall be installed by a licensed contractor at Tenant’s sole expense in compliance with all Applicable Laws, and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date and in accordance with the requirements of Section 21.28.  No Hazardous Materials, including, but not limited to, asbestos or asbestos-containing materials, shall be used by Tenant or Tenant’s Agents in the construction or installation of any Alterations permitted hereunder.  Tenant shall, if reasonably required by Landlord, obtain and pay for, at Tenant’s own expense, a completion and indemnity bond covering such Alterations, the form and amount of which shall be subject to approval of Landlord.  All Alterations made by Tenant shall be and become the property of Landlord upon the construction or installation thereof and shall not be deemed Tenant’s Personal Property; provided, however, that Landlord may, at its option, require that Tenant, upon the expiration or sooner termination of this Lease, at Tenant’s expense, remove any or all Alterations and return the Premises to its condition as of the Commencement Date, normal wear and tear excepted.  Notwithstanding the foregoing, upon Tenant’s express written request making specific reference to this Section 8.1, Landlord shall advise Tenant at the time of Landlord’s approval of any Alteration requested by Tenant (or within ten (10) Business Days after receipt of Tenant’s notice to Landlord with respect to those Alterations not requiring Landlord’s approval (i.e. cosmetic alterations), whether Landlord will require the removal of the Alteration and restoration of the Premises to its previous condition at the expiration or sooner termination of this Lease, and Landlord's determination at such time shall be binding on Landlord.  Landlord’s failure to expressly waive in writing Tenant’s removal obligation as to any Alterations following Tenant's written request therefor shall be deemed to be an election by Landlord to require the removal of the subject Alterations, unless Landlord subsequently waives such requirement in a written notice to Tenant.  Notwithstanding any other provisions of this Lease to the contrary, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by or for the benefit of Tenant (including, without limitation, by Landlord for the benefit of Tenant).  In addition, Tenant shall be responsible for the payment of any increase in Real Property Taxes that are attributable to any Alterations, which payment shall be made by Tenant to Landlord within ten (10) days following Landlord’s written demand therefor from time to time.

8.2 Trade Fixtures; Taxes.  Tenant shall, at its own expense, provide, install and maintain in good condition all of Tenant’s Personal Property required in the conduct of its business in the Premises.  Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Term, including, without limitation any Alterations and Tenant’s Personal Property.  Upon request by Landlord, Tenant shall promptly furnish Landlord with satisfactory evidence of these payments.

8.3 Mechanics’ Liens.  Tenant shall give Landlord Notice of Tenant’s intention to perform any work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice Landlord deems proper prior to the commencement of any such work.  Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Project or any portion thereof or against Tenant’s leasehold interest in the Premises.  If Tenant fails to cause the release of record of any lien(s) filed against the Project or any portion thereof or its leasehold estate in the Premises by payment or posting of a proper bond within ten (10) days from the date of the lien filing(s), then Landlord may, at Tenant’s expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s).  All sums reasonably disbursed, deposited or incurred by Landlord in connection with the release of the lien(s), including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

8.4 Alterations by Landlord.  Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises if required to do so by any Applicable Laws) and the fixtures and equipment thereof, as well as in or to the street entrances, walls, passages, and stairways thereof, or to change the name by which the Building or Project is commonly known, as Landlord may deem necessary or desirable.  Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Applicable Laws in connection with the Premises, and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care of the Building or any part thereof other than as otherwise especially provided in this Lease.

ARTICLE IX

MAINTENANCE AND REPAIR

9.1 Landlord’s Maintenance and Repair Obligations.  Landlord shall, subject to receiving Tenant’s Share of Operating Expenses, and subject to Section 9.2, Article XII and Article XIII, maintain in good condition and repair the roof (excluding any skylights, but including as needed any replacement thereof), exterior walls and foundation of the Building, provide normal maintenance services for the HVAC serving the Building through maintenance contracts or otherwise, and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord’s sole discretion.  Landlord shall also provide maintenance and repair services to the electrical, plumbing, and mechanical systems serving the Premises.  Landlord shall not be required to make any repairs unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted.  The cost of any maintenance and repairs on the part of Landlord provided for in this Section 9.1 shall be considered part of Project Costs, except that repairs which Landlord deems arise out of any act or omission of Tenant or Tenant’s Agents shall be made at the expense of Tenant.  Landlord’s obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.

9.2 Tenant’s Maintenance and Repair Obligations.  Tenant shall at all times during the Term of this Lease, at Tenant’s sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Landlord and in compliance with all Applicable Laws, usual wear and tear excepted.  The performance of such obligations shall be subject to the requirements of Section 21.28.  Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same could have been prevented by good maintenance practices by Tenant.  Tenant’s repair and maintenance obligations herein shall include, but are not limited to, all necessary maintenance and repairs to all portions of the Premises, and all exterior entrances, all glass, windows, window casements, show window moldings, partitions, doors, doorjambs, door closures, hardware, fixtures, electrical lighting and outlets, plumbing fixtures, sewage facilities, interior walls, floors, ceilings, skylights, fans and exhaust equipment, and fire extinguisher equipment and systems, and all repairs Specialized HVAC (as hereinafter defined).  As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for, or on behalf of Tenant.  Landlord may impose reasonable restrictions and requirements with respect to repairs by Tenant, which repairs shall be at least equal in quality to the original work, and the provisions of Section 8.3 above and Section 21.28 below shall apply to all such repairs.  Tenant’s obligation to repair includes the obligation to replace, as necessary, regardless of whether the benefit of such replacement extends beyond the Term.  Any special or above-standard heating, ventilating and air conditioning installed by, on behalf of, or at the request of Tenant (“Specialized HVAC”), shall be paid for and maintained by Tenant at Tenant’s sole cost and expense.  Notwithstanding the foregoing, Landlord shall have the right (but not the obligation), upon Notice to Tenant, to undertake the responsibility for maintenance and repair of automatic fire extinguisher equipment, such as sprinkler systems and alarms, Specialized HVAC and other obligations of Tenant hereunder which Landlord deems appropriate to undertake that affect the Building as a whole, in which event the cost thereof shall be included as part of Project Costs and paid by Tenant in the manner set forth in Section 7.1. Tenant shall not permit or authorize any person to go onto the roof of the Building without the prior written consent of Landlord.  Except as may be expressly provided in this Lease with respect to any Tenant Improvements to be performed by Landlord, Landlord has no obligation to improve, remodel, improve, repair, decorate or paint the Premises or the Building.  Tenant shall pay the cost of all repairs to the Premises not expressly  required to be made by Landlord under this Lease, and Tenant shall be responsible for any decoration, remodeling, alterations, painting and carpet cleaning during the Term.

9.3 Waiver.  Tenant hereby waives all rights provided for by the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any present or future Applicable Laws regarding Tenant’s right to make repairs at the expense of Landlord or to terminate this Lease because of the condition of the Premises.

9.4 Self-Help.  If Tenant refuses or fails to repair and maintain the Premises as required hereunder within ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance (or such shorter time as may be required in the event of an emergency), Landlord may enter upon the Premises and make such repairs or perform such maintenance without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures or other property or to Tenant’s business by reason thereof.  All sums reasonably disbursed, deposited or incurred by Landlord in connection with such repairs or maintenance, plus ten percent (10%) for overhead, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Tenant.

ARTICLE X

COMMON AREA AND PARKING

10.1 Grant of Nonexclusive Common Area License and Right.  Subject to the provisions of Section 10.7 and Exhibit D, Landlord hereby grants to Tenant and its permitted subtenants, a non-exclusive license and right, in common with Landlord and all persons, firms and entities conducting business in the Project and their respective agents, employees, guests, customers, invitees and subtenants to use the Common Area for vehicular parking, for pedestrian and vehicular ingress, egress and travel, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by this Lease and the Restrictions, such nonexclusive license and right to be appurtenant to Tenant’s leasehold estate created by this Lease.  The nonexclusive license and right granted pursuant to the provisions of this Article X shall be subject to the provisions of the Restrictions, which pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Lease.

10.2 Use of Common Area.  Notwithstanding anything to the contrary herein, Tenant and its successors, assigns, employees, agents and invitees shall use the Common Area only for the purposes permitted hereby and by the Restrictions and the Rules and Regulations.  All uses permitted within the Common Area shall be undertaken in such reasonable manner so as not to interfere with the primary use of the Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area within the Project and to adjacent public streets for Landlord, Landlord’s Agents, its tenants, subtenants, contractors and all persons, firms and entities conducting business within the Project and their respective agents, employees, guests, customers and invitees.  In no event shall Tenant erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the Common Area, and Tenant shall not store or sell any merchandise, equipment or materials on the Common Area.

10.3 Control of Common Area.  Subject to provisions of the Restrictions, all Common Area and all improvements located from time to time within the Common Area shall at all times be subject to the exclusive control and management of the Landlord.  Without in any way limiting the foregoing, Landlord shall have the right to construct, maintain and operate lighting facilities and other improvements within the Common Area; to police the Common Area from time to time; to change the area, level, location and arrangement of the parking areas and other improvements within the Common Area; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); to close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon (including, without limitation, in connection with any repairs, maintenance and renovations thereof); to discourage noncustomer parking; and to do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable.  Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area as Landlord may deem appropriate, and Tenant agrees to comply with (and cause its agents, employees, guests, customers, invitees and subtenants to comply with) any such rules and regulations so promulgated by Landlord.  If Landlord elects or is required by Applicable Law to limit or control parking in the Common Area by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other method as reasonably required by Landlord.

10.4 Maintenance of Common Area.  Subject to the provisions of the Restrictions, Landlord shall operate and maintain (or cause to be operated and maintained) the Common Area in a similar condition to comparable industrial buildings or projects located in the general vicinity of the Project, in such manner as Landlord in its sole discretion shall determine from time to time.  Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon.  The cost of such maintenance of the Common Area shall be included as part of Project Costs.  Tenant shall not use any part of the Common Area for the storage of any items, including, without limitation, vehicles, materials, inventory and equipment. Tenant shall place all trash and other refuse in designated receptacles.  Tenant shall not perform or permit any work of any kind in the Common Area, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying.

10.5 Revocation of License.  All Common Area and improvements located thereon which Tenant is permitted to use and occupy pursuant to the provisions of this Lease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement of Rent, and such revocation or diminution of such areas shall not be deemed constructive or actual eviction.  It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation of all or any portion of the Common Area shall not constitute a violation of Landlord’s agreements hereunder, and Tenant shall not be entitled to terminate this Lease or participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Landlord shall use commercially reasonable efforts to provide to Tenant the number of vehicle parking spaces set forth in Item 15 of the Basic Lease Provisions throughout the Term (subject to the rights of Landlord under this Article X).

10.6 Landlord’s Reserved Rights.  Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant’s use of  the Premises.  Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project (and Tenant shall not be permitted to use any portions so designated by Landlord).

10.7 Parking.  Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 15 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Area designated by Landlord from time to time for unreserved and unassigned parking.  Tenant shall not use more parking spaces than such number.  All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  Parking within the Common Area shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, accessways or in any area which would prohibit or impede the free flow of traffic within the Common Area.  There shall be no overnight parking of any vehicles of any kind except in Tenant's loading docks, provided that such parking shall not interfere with circulation in the Project.  If Tenant commits, permits or allows a violation of any of the terms and conditions of this Lease relating to the use of the Common Area or the rules then in effect with respect thereto, or if a vehicle is being operated by Tenant or its agents, employees, guests, customers, invitees or subtenants in a manner that Landlord or its designated agent reasonably determines is a danger to the health and safety of persons on or about the Project, then Landlord, through its designated agent, shall have the right, without Notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved from the Project and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

ARTICLE XI

INDEMNITY AND INSURANCE

11.1 lndemnification.  To the fullest extent permitted by Applicable Law, Tenant hereby agrees to defend, indemnify, protect and hold harmless Landlord and Landlord’s Agents and any successors to all or any portion of Landlord’s interest in the Premises and their directors, officers, partners, managers, members, employees, authorized agents, representatives, affiliates and Mortgagees (collectively, the "Landlord Parties"), from and against any and all damage, loss, claim, liability and expense, including, but not limited to, actual attorneys’ fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, personal or bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises or the acts or omissions of the Tenant or Tenant’s Agents in or about the Premises or the Project (including, but not limited to, any Event of Default hereunder), or (ii) Tenant or Tenant’s Agents for damage, loss or expense due to, but not limited to, personal or bodily injury or property damage which arise out of, are occasioned by, or are in any way attributable to the use of any of the Common Area, except to the extent caused by the sole gross negligence or willful misconduct of Landlord.

11.2 Property Insurance.  Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance, with deductibles at the sole discretion of Landlord, covering loss or damage to the Premises, the Building, and objects owned by Landlord and normally covered under a “Boiler and Machinery” policy (as such term is used in the insurance industry), at least in the amount of eighty percent (80%) of the full replacement cost thereof, and in no event less than the total amount required by Mortgagees, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (“all risk” or “special causes of loss,” as such terms are used in the insurance industry, including, at Landlord’s option, collapse, earthquake and flood) and other perils as required by the Mortgagees or deemed necessary by Landlord.  A stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies shall be procured with said insurance.  The cost of such insurance policies shall be included in the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1.  Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord’s election, to the Mortgagees. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of the Building or such other building or buildings within the Project if such increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.  Landlord or Landlord’s Agents on behalf of Landlord may, at Landlord’s election, obtain liability insurance in such amounts and on such terms as Landlord shall determine, and the cost thereof shall be included in Project Costs and paid by Tenant in the manner described in Section 7.1.

11.3 Tenant Insurance:  Basic Requirement.  During the Term (plus such earlier and later periods as Tenant may be in occupancy of the Premises), at its sole cost and expense, for the protection of Tenant, Landlord, NYL Investors, LLC and the Landlord Parties, Tenant shall maintain the insurance described in and otherwise comply with the requirements of Exhibit F, Insurance Rider, attached hereto.

11.4 Impound Funds.  If requested by any Mortgagees to whom Landlord has granted a security interest in the Premises, or if any Event of Default occurs under this Lease that is not promptly cured by Tenant, Tenant shall, at Landlord’s election, pay Landlord, concurrently with each payment of Monthly Rent, a sum equal to one-twelfth (1/12) of the annual insurance premiums payable by Tenant for all insurance which Tenant is required to obtain pursuant to this Article XI.  Such sums (the “Impound Funds”) shall be held by Landlord and applied to the payment of such insurance premiums when due; provided, however, Landlord shall not be required to keep the Impound Funds separate from other funds, Tenant shall not be entitled to interest on the Impound Funds and no trust relationship shall be created with respect to the Impound Funds.  The amount of the Impound Funds when unknown shall be reasonably estimated by Landlord.  If the Impound Funds paid to Landlord by Tenant under this Section 11.4 are insufficient to discharge the obligations of Tenant to pay such insurance premiums as the same become due, Tenant shall pay to Landlord, within ten (10) days after Landlord’s written request therefor, such additional sums necessary to pay such obligations.  If an Event of Default has occurred, any balance remaining from the Impound Funds may, at the option of Landlord, be applied to any obligation then due under this Lease in lieu of being applied to the payment of insurance premiums.  The unused portion of the Impound Funds, if any, shall be returned to Tenant within thirty (30) days of the expiration of this Lease or any termination of this Lease not resulting from an Event of Default, provided that Tenant has vacated the Premises in the manner required by this Lease.

11.5 Landlord’s Disclaimer.  Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by Applicable Law, Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from acts of God or from any other cause whatsoever, unless caused by or due to the sole gross negligence or willful misconduct of Landlord (provided, however, in no event shall Landlord be liable for any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant).  Landlord and Landlord’s Agents shall not be liable for interference with light or air, or for any latent defect in the Premises except as otherwise expressly provided in this Lease. Tenant shall give prompt Notice to Landlord in case of a casualty, accident or repair needed to the Premises.

ARTICLE XII

DAMAGE OR DESTRUCTION

12.1 Landlord’s Obligation to Rebuild.  If the Premises are damaged or destroyed by fire or other casualty (a “Casualty”), Tenant shall promptly give Notice thereof to Landlord, and Landlord shall thereafter repair the Premises as set forth in Section 12.3 and Section 12.4 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to so terminate this Lease.

12.2 Landlord’s Right to Terminate.  Landlord shall have the right to terminate this Lease following a Casualty if any of the following occurs:  (i) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible (for which Tenant shall pay Tenant’s Share of such deductible), regardless of whether such unavailability is due to coverage or other policy limits or the requirements of any Mortgagee; (ii) Landlord’s Architect determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty (180) days after the date of the issuance of any necessary permits to complete the repair of the Premises (as reasonably determined by Landlord); (iii) the Premises are destroyed or damaged during the last twelve (12) months of the Term; or (iv) an Event of Default has occurred and is continuing at the time of such Casualty.  If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant Notice of Landlord’s election to terminate within ninety (90) days after Landlord has knowledge of such Casualty, and this Lease shall terminate sixty (60) days after the date of such Notice.

12.3 Effect of Termination.  If this Lease is terminated following a Casualty pursuant to Section 12.2, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant’s Personal Property.  If Landlord does not exercise any such right to terminate this Lease, this Lease will continue in full force and effect, and Landlord shall, within sixty (60) days after the date of such Casualty and receipt of the amounts set forth in clause (i) of Section 12.2, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon as is practicable following Landlord’s receipt of such permits and approvals.  Tenant shall fully cooperate with Landlord in removing Tenant’s Personal Property and any debris from the Premises to facilitate the making of such repairs.

12.4 Limited Obligation to Repair.  Landlord’s obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be limited to the basic Building and Tenant shall, at its expense, replace or fully repair all Tenant’s Personal Property and any Alterations existing at the time of such Casualty.

12.5 Abatement of Monthly Rent.  During any period when Landlord or Landlord’s Architect reasonably determines that there is substantial interference with Tenant’s use of the Premises by reason of a Casualty, Monthly Rent shall be temporarily abated in proportion to the degree of such substantial interference, but only to the extent of any business interruption or loss of income insurance proceeds received by Landlord from Tenant’s insurance described in Section 11.2.  Subject to the immediately preceding sentence, such abatement shall commence upon the date Tenant notifies Landlord of such Casualty and shall end upon the Substantial Completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, Tenant’s Personal Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.  Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar or successor statutes.

12.6 Landlord’s Determination.  The determination in good faith by Landlord’s Architect of or relating to the estimated cost of repair of any damage, replacement cost, the time period required for repair or the interference with or suitability of the Premises for Tenant’s use or occupancy shall be conclusive for purposes of this Article XII and Article XIII.

ARTICLE XIII

CONDEMNATION

13.1 Total Taking--Termination.  If title to the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

13.2 Partial Taking.  If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant’s continued occupancy for the uses permitted by this Lease as reasonably determined by Landlord, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises, as reasonably determined by Landlord or Landlord’s Architect.  Further, if, as a result of a partial taking of the Premises, the remaining portion of the Premises is not suitable for Tenant to conduct its business operations in substantially the same manner such business operations were conducted prior thereto, as reasonably determined by Tenant, then Tenant shall have the option to terminate this Lease upon Notice to the other party given within thirty (30) days of the taking.  Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit.  Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises.  If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon Notice to Tenant.  Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant’s use of the Premises, as reasonably determined by Landlord or Landlord’s Architect.  Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future Applicable Law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

13.3 No Apportionment of Award.  No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking.  Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof.  Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption of Tenant’s business or its moving costs, or for the loss of its goodwill.

13.4 Temporary Taking.  No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for ninety (90) days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent.  Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.  Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 13.4.

13.5 Sale Under Threat of Condemnation.  A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article XIII.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING

14.1 Prohibition.  Tenant shall not directly or indirectly, voluntarily or by operation of law, assign this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld.  In addition, if Landlord consents to a subletting, in no event shall the applicable sublessee be permitted to assign the sublease or sub-sublet all or any portion of the applicable sublease premises (and any subleases of the Premises or any part thereof shall specifically include the foregoing prohibition).  In no event shall Tenant directly or indirectly, voluntarily or by operation of law, pledge, mortgage or hypothecate this Lease, or any right or interest hereunder or in or to the Premises.  Any attempted assignment, subletting, pledge, mortgaging, hypothecation or other transfer in violation of the terms of this Article XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall constitute an Event of Default under this Lease and shall be voidable at Landlord’s option.  Tenant hereby waives all rights provided for by any present or future laws regarding Tenant’s right to terminate this Lease or to an award of any consequential or special damages in connection with Landlord’s consent or denial thereof with respect to a request by Tenant under this Article XIV.  To the extent not prohibited by provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. (as amended, the “Bankruptcy Code”), Tenant on behalf of itself, creditors, administrators and assigns waives the applicability of Sections 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord’s standards for consent as set forth below.  Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Project the unique attraction of Tenant’s name and business; the foregoing prohibition on assignment or subletting is expressly agreed to by Tenant in consideration of such fact.  If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

14.2 Landlord’s Consent.  If Landlord consents to any assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Article XIV and the same shall apply to each successive assignment or subletting hereunder, if any.  In no event shall an assignment or subletting affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord.  If Landlord consents to an assignment or subletting under this Article XIV, such assignment or subletting shall not be effective until the assignee or sublessee shall assume in a writing delivered to Landlord all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings, and Tenant and the applicable assignee or sublessee have entered into Landlord’s standard consent to sublease agreement or consent to assignment agreement, as the case may be.  Such assignment or sublease agreement and consent agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee.  Collection of Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

14.3 Information.  Regardless of whether Landlord’s consent is required under this Article XIV, Tenant shall notify Landlord in writing of Tenant’s intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee’s or sublessee’s business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two-year period preceding Tenant’s request for consent, evidence of insurance complying with the requirements of Article XI, and the fee described in Section 14.7.

14.4 Landlord’s Election.  Landlord shall, within thirty (30) days of receipt of such Notice and all information reasonably requested by Landlord concerning the proposed assignee or sublessee, elect to take one of the following actions by Notice to Tenant:

(a) consent to such proposed assignment or sublease; or

(b) refuse to consent to such proposed assignment or sublease, which refusal shall be on reasonable grounds.

Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if any of the following situations exist or may exist:

(i) Landlord determines that the proposed assignee’s or sublessee’s use of the Premises conflicts with Article V or Article VI, presents an unacceptable risk, as determined by Landlord, under Article VI, or conflicts with any other provision under this Lease;

(ii) Landlord determines that the proposed assignee or sublessee is not financially responsible as of the date of Tenant’s request for consent or as of the effective date of such assignment or subletting;

(iii) Landlord determines that the proposed assignee or sublessee lacks sufficient business reputation or experience to conduct on the Premises a business of a type and quality equal to that conducted by Tenant;

(iv) Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Project, the Building, the Premises or this Lease;

(v) Landlord determines that the proposed assignee or sublessee (A) has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if such contamination resulted from the proposed assignee’s or sublessee’s actions or use of the property in question, or (B) is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials;

(vi) An Event of Default has occurred and is continuing at the time of Tenant’s request for Landlord’s consent, or as of the effective date of such assignment or subletting;

(vii) The proposed assignee or sublessee is either a governmental agency or instrumentality thereof; or

(viii) The proposed assignee or sublessee or an affiliate thereof (a) occupies space in the Project at the time of the request for consent, (b) is negotiating with Landlord to lease space in the Project at such time, or (c) has negotiated with Landlord to lease space in the Project during the twelve (12) month period immediately preceding the request for consent.

14.5 Bonus Value.  Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee, however described, in excess of (i) the Monthly Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Monthly Rent reasonably allocable to such portion), plus (ii) Tenant’s direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or sublessee of a nature commonly provided by landlords of similar space (which direct out-of-pocket costs shall, for purposes of calculating the amounts payable to Landlord under this Section 14.5, be amortized on a straight-line basis over the applicable sublease term (in the case of a sublease) or the then-remaining balance of the Term of this Lease (in the case of an assignment)), shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee.  At Landlord’s request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or sublessee confirming the requirements of this Section 14.5.

14.6 Certain Transfers.  The sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, (i) any merger, reorganization or consolidation involving Tenant, and/or (ii) the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate in excess of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof), shall be deemed an assignment within the meaning and provisions of this Article XIV.  If the acquiring or surviving entity is wholly-owned or majority controlled by another entity or person (“Parent”), then, without in any way limiting the basis upon which Landlord may grant or withhold its consent to such assignment, it shall not be unreasonable for Landlord to condition its consent upon the execution and delivery by the Parent of a written guaranty of Tenant’s obligations and liabilities under this Lease on a form of lease guaranty provided by Landlord.

14.7 Landlord’s Fee and Expenses.  If Tenant requests Landlord’s consent to an assignment or  subletting  by Tenant under this Lease, Tenant shall pay to Landlord a fee of One Thousand Dollars ($1,000) and all of Landlord’s out-of-pocket expenses, including, but not limited to, attorneys’ fees reasonably incurred related to such assignment or subletting by Tenant, whether or not the assignment or subletting is approved.

14.8 Prohibited Transfers and Users.  Notwithstanding anything contained in this Article XIV to the contrary, in no event shall Tenant enter into any assignments or subleases with, or permit the Premises or any portion thereof to be used by, any person or entity which could not comply with the obligations of Tenant under Section 22.1 of this Lease or make the representations Tenant is required to make in Section 22.1 of this Lease.  Any assignment, subletting or other agreement or arrangement made in violation of this Section 14.8 shall, at Landlord’s option, be null and void and of no force or effect and constitute an Event of Default by Tenant under this Lease.

14.9 Permitted Transfers.  Notwithstanding anything to the contrary contained in this Article XIV, Tenant shall be entitled to assign this Lease or sublease the Premises, without the requirement of obtaining Landlord’s consent, to (each such person or entity, a “Permitted Transferee”, and each such transaction, a “Permitted Transfer”):  (a) a successor entity related to Tenant in connection with a merger, consolidation or non-bankruptcy reorganization, (b) any entity that controls, is controlled by or is under common control with Tenant (with “control” for the purposes of this subsection (b) to mean not less than fifty-one percent (51%) equity ownership of any entity together with the power to direct the management decisions thereof), or (c) any person or entity which acquires all or substantially all of the assets of Tenant; provided, however, that (i) for any assignment or sublease, such assignee or sublessee has a net worth (calculated in accordance with GAAP) exceeding or equal to the net worth of Tenant as of the date hereof or the effective date of the Permitted Transfer, whichever is greater, (ii) Tenant provides not less than twenty-one (21) days prior written notice of any Permitted Transfer, including financial information reasonably satisfactory to Landlord evidencing compliance with the foregoing net worth requirements, (iii) within ten (10) days after any Permitted Transfer, Tenant delivers to Landlord a copy of the assignment or sublease wherein the Permitted Transferee assumes all of Tenant’s obligations under the Lease or sublets the Premises, and (iv) Tenant complies with all other requirements under Article XIV other than the requirement of obtaining Landlord’s prior written consent for any assignment or sublease meeting the requirements of a Permitted Transfer.

ARTICLE XV

DEFAULTS AND REMEDIES

15.1 Tenant’s Default.  At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an “Event of Default”):

(a) Tenant fails to pay the Rent payable hereunder, as and when due, for a period of three (3) days after Notice by Landlord; provided, however, the Notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

(b) Tenant attempts to make or suffers to be made any transfer, assignment or subletting, except as permitted in Article XIV hereof;

(c) Any of Tenant’s rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant;

(d) The Premises are used for any purpose other than as permitted pursuant to Article V;

(e) Tenant vacates or abandons the Premises or fails to continuously and uninterruptedly conduct its business in the Premises;

(f) Any representation or warranty given by Tenant or any Guarantor under or in connection with this Lease proves to be materially false or misleading;

(g) Tenant fails to timely comply with the provisions of Section 3.2 (“Term and Commencement”), Article VI (“Hazardous Materials”), Article XI (Indemnity and Insurance) and Exhibit F (Insurance Rider), Article XIV (“Assignment and Subletting”), Article XVI (“Subordination; Estoppel Certificate; Financials”), Section 21.5 (“Modifications for Mortgagees”) or Section 21.19 (“Authority”); or

(h) Tenant fails to observe, keep, perform or cure within thirty (30) days after Notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform.  The Notice required by this Section 15.1(h) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

No Notice given under this Section 15.1 shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the Notice.

15.2 Bankruptcy or Insolvency.  In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.  If:

(a) A court makes or enters any decree or order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code or any other Applicable Law (including any state law), or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days;

(b) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any other Applicable Law (including state law);

(c) Tenant assigns its assets for the benefit of its creditors; or

(d) The material part of the property of Tenant or any property essential to Tenant’s business or of Tenant’s interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release of such property within ten (10) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

then this Lease shall, at Landlord’s election,  immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination.  Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease. Additionally, Landlord shall be entitled to all relief, including recovery of damages from Tenant, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other Applicable Law (including applicable state laws).

15.3 Landlord’s Remedies.  Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Landlord at law or in equity or otherwise provided in this Lease, Landlord may, at its option, cumulatively or in the alternative, exercise the following remedies:

(a) Landlord may terminate Tenant’s right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  No act by Landlord other than giving Notice to Tenant of Landlord’s election to terminate Tenant’s right to possession shall terminate this Lease.  Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Termination shall terminate Tenant’s right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination.  Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from Tenant:

(i) The worth at the time of award of the unpaid Monthly Rent and Additional Rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Tenant’s occupancy, the unamortized portion of any brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(v) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by Applicable Law.

As used in subsections (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the maximum legal rate permitted by Applicable Law. As used in subsection (iii) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations) and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Rent as it becomes due.  If Landlord elects to avail itself of the remedy provided by this Section 15.3(b), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the standards and conditions for Landlord’s consent as are contained in this Lease (which standards and conditions Tenant acknowledges and agrees are reasonable at the time this Lease is executed by Tenant).  In addition, if Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant’s right to payment of Rent as it becomes due.  Landlord may elect to enter the Premises and relet them, or any part of them, to third parties for Tenant’s account.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, but not limited to, broker’s commissions, expenses of cleaning and remodeling the Premises required by the reletting, attorneys’ fees and like costs.  Reletting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof. Tenant shall pay to Landlord the Monthly Rent and Additional Rent due under this Lease on the dates the Monthly Rent and such Additional Rent are due, less the Rent Landlord actually collects from any reletting.  Except as provided in the preceding sentence, if Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder.  Notwithstanding the above, no act by Landlord allowed by this Section 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

15.4 No Surrender.  Tenant waives any rights of redemption, reinstatement or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275, and under any other present or future Applicable Laws if Tenant is evicted or Landlord takes possession of the Premises or this Lease is terminated by reason of an Event of Default.  No act or thing done by Landlord or Landlord’s Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

15.5 Interest on Late Payments.  Any Rent due under this Lease that is not paid to Landlord within three (3) days of the date when due shall commence to bear interest at the Applicable Rate until fully paid.  Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

15.6 Attorneys’ and Other Fees.  All sums reasonably incurred by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, including, but not limited to, all costs, expenses and actual accountants’, appraisers’, attorneys’ and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the Applicable Rate from the date of such demand until paid by Tenant.  In addition, if any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, the party in whose favor judgment shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including actual costs and reasonable attorneys’ fees.

15.7 Landlord’s Default.  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of Notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

15.8 Limitation of Landlord’s Liability.  The obligations of Landlord do not constitute the personal obligations of the individual partners, managers, members, trustees, directors, officers or shareholders of Landlord or its constituent partners.  If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord’s part to be performed, Tenant shall be required to deliver to Landlord Notice of the same.  If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of the sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Building, and no action for any deficiency may be sought or obtained by Tenant.  In addition, in no event shall Landlord be liable for (i) damages in excess of Landlord's equity in the Building to a maximum of twenty percent (20%) of the fair market value of the Building or (ii) any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant as a result of a default by Landlord under this Lease.

15.9 Mortgagee Protection.  Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any Mortgagee who has provided Tenant with notice of its interest together with an address for receiving notices, and shall offer such Mortgagee a reasonable opportunity to cure the default (which in no event shall be less than sixty (60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure.  Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof.  Tenant shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee.  Tenant waives any right under any present or future Applicable Law to the collection of any security deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee’s interest unless such Mortgagee or such purchaser shall have actually received and not refunded the security deposit in accordance with the terms of this Lease.  Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee.  Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee’s loan to Landlord.

15.10 Landlord’s Right to Perform.  If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may (but shall not be obligated to), at Tenant’s expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel.  All sums paid by Landlord and all penalties, interest and costs, including, but not limited to, collection costs and attorneys’ fees reasonably incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

15.11 Limitation of Actions Against Landlord.  Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within six (6) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.  In addition, if Landlord commences any summary proceeding or action against Tenant for the nonpayment of Rent, Tenant shall not interpose any counterclaims of any nature or description in any such proceeding or action (unless such counterclaims shall be mandatory), rather Tenant shall be relegated to bringing an independent action at law therefor.

15.12 Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY TENANT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

ARTICLE XVI

SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

16.1 Subordination, Attornment and Non-Disturbance.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, and (ii) the lien of any Mortgage which may now exist or hereafter be executed in any amount for which the Project, the Building, ground leases and/or underlying leases, and/or Landlord’s interest or estate in any of said items, is specified as security.  Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.  No subordination shall permit material interference with Tenant’s rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant’s right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease.  If Landlord’s interest in the Premises is acquired by any ground lessor or Mortgagee, or if proceedings are brought for the foreclosure of, or in the event of exercise of  power of sale under, any Mortgage made by Landlord covering the Premises or any part thereof, or if a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease.  Although this Section 16.1 is self-executing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, or any Mortgagee, or ground lessor, any additional commercially reasonable documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, and/or evidencing the attornment of Tenant to any successor in interest to Landlord as herein provided.  Tenant’s failure to timely execute and deliver such additional documents within fifteen (15) days following written request therefor shall, at Landlord’s option, constitute an Event of Default hereunder.

At Tenant’s written request, Landlord shall request that the holder of any Mortgage execute a written "non-disturbance agreement" in favor of Tenant providing that if Tenant is not in default under this Lease beyond any applicable grace period, such party will recognize this Lease and Tenant’s rights hereunder and will not disturb Tenant’s possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof; provided that if, in order to obtain such non-disturbance agreement Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum or to withdraw Tenant’s request for such non-disturbance agreement.  In no event shall Landlord be required to expend any sums in connection therewith.  The failure of any such holder of a Mortgage to execute and deliver such a non-disturbance agreement upon Landlord’s request shall not constitute a default hereunder by Landlord, it being understood that Landlord’s sole obligation is to request in good faith the execution and delivery of such agreement.

16.2 Estoppel Certificate.  Tenant shall, within ten (10) days following written request by Landlord from time to time (but in no event more than four (4) times per calendar year), execute and deliver to Landlord any documents, including estoppel certificates, in a form required by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults, (iii) evidencing the status of this Lease as may be required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord, and (v) certifying to such other information as Landlord, Landlord’s Agents, Mortgagees and/or prospective purchasers or their Mortgagees may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials.  Tenant’s failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord’s written request therefor shall, at Landlord’s option,  constitute an Event of Default hereunder, and shall be conclusive against Tenant (1) that this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim, or deduction against Rent; (3) not more than one (1) month’s Rent has been paid in advance; and (4) as to the truth and accuracy of any other matters set forth in the form of estoppel certificate submitted to Tenant.

16.3 Financial Information.  Tenant shall deliver to Landlord, prior to the execution of this Lease, and within ten (10) days following written request therefor by Landlord from time to time during the Term, Tenant’s current financial statements, and Tenant’s financial statements for the two (2) years prior to the current fiscal financial statement’s year, certified to be true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant and shall be provided on a non-consolidated basis.  Landlord agrees that it will keep any non-publicly available Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Premises, the Project or any portion thereof, and to the Mortgagees of Landlord or such purchaser.  Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord.  Notwithstanding the foregoing, for so long as Tenant is publicly traded company or is an entity subject to reporting requirements of the Securities Exchange Commission ("SEC") similar to those applicable to publicly-traded companies, and provided that the foregoing financial information of Tenant is readily available to the public (e.g., via the SEC's website at www.sec.gov), then Tenant shall not be required to deliver the foregoing financial information to Landlord.

ARTICLE XVII

SIGNS AND GRAPHICS

17.1 General.  Except as provided in this Article XVII, Tenant shall have no right to maintain any other identification signs in any other location in, on or about the Premises, the Building, or the Project and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Premises or Building.  The signage that Tenant is permitted to install pursuant to this Article XVII (i.e., the Exterior Sign and the Tenant's Monument Signage, as defined below) is referred to collectively as "Permitted Signs".  The size, design, color and other physical aspects of the Permitted Signs shall be subject to Landlord’s written approval prior to installation, which approval may be withheld in Landlord’s sole discretion, and shall also be subject to any Restrictions, any applicable municipal or other governmental permits and approvals and Landlord's signage criteria.  The Permitted Signs shall conform to the sign criteria established by Landlord from time to time.  The cost of all signs and graphics, including the installation, maintenance and removal thereof, shall be at Tenant’s sole cost and expense.  If Tenant fails to maintain the Permitted Signs, Landlord may do so at Tenant’s expense.  Landlord shall have the right to require Tenant, at Tenant’s expense, to remove the Permitted Signs at the expiration or sooner termination of the term of this Lease and repair any damage caused by such removal (including, but not limited to, restoring the façade of the Building, repainting the affected area and repairing any damage caused by sun shading), or, at Landlord’s option, Landlord may perform such removal and repair at Tenant’s expense.  All sums reasonably disbursed, deposited or incurred by Landlord in connection with such maintenance, removal or repair, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

Tenant grants to Landlord a non-exclusive and royalty-free license and limited right to use Tenant’s Trade Name(s), trademark(s), logo(s) and design(s), whether registered or unregistered (the “Licensed Marks”) in marketing materials or other promotional materials relating to the Building or Project in all media, including, without limitation, the use, reproduction and distribution of photographs and video of the outside of the Premises or Building and Tenant’s signage and the use of Licensed Marks in any tenant list.

17.2 Exterior Building Signage.  Subject to the terms of this Section 17.2, as Alterations in accordance with Article VIII above, Tenant shall have the right to install Building top signage on the exterior of the Building, identifying the name and/or logo of the Original Tenant (i.e., "Adept Technology") (the" Exterior Sign").  All aspects of the Exterior Sign, including, without limitation, the location, graphics, materials, color, design, lettering, size, quality and specifications of the Exterior Sign shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  The Exterior Sign shall also comply with and be subject to all Restrictions and Applicable Laws, including, but not limited to, all requirements of the City of San Ramon ("City") (or other applicable governmental authorities); provided, however, that in no event shall the approval by the City (or other applicable governmental authorities) of the Exterior Sign be deemed a condition precedent to the effectiveness of this Lease, and if such approval is not obtained, Landlord's and Tenant's other obligations under this Lease shall not be affected thereby.  Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in obtaining applicable permits from the City in connection with the installation of the Exterior Sign.  Following the initial construction and installation of the Exterior Sign, Tenant shall be entitled to modify the name and/or logo for such signage, at Tenant's sole cost and expense, to the new name and/or logo adopted by Original Tenant, provided that the new name and/or logo shall not be an Objectionable Name or Logo (defined below).  "Objectionable Name or Logo" shall mean any name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class industrial building, or which would otherwise reasonably offend a landlord of comparable buildings.  Tenant shall, at its sole cost and expense, maintain the Exterior Sign in good condition and repair.  The signage rights granted to Tenant under this Section 17.2 are personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease).  Notwithstanding anything to the contrary contained in this Section 17.2, in no event shall Tenant have any right to the Exterior Sign if the Original Tenant is not leasing and occupying the entire Premises (the "Occupancy Threshold").

17.3 Monument Sign.  In addition, Tenant, at Tenant’s sole cost and expense, shall have the non-exclusive right to place its name (“Tenant's Monument Signage”) on the monument sign for the Building (the "Monument Sign").  The location, design, size and color Tenant's Monument Signage on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall be subject to the reasonable approval of Landlord and to compliance with all Applicable Laws and Restrictions.  Upon the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, or Tenant's right to the Monument Sign, Landlord, at Tenant’s sole cost and expense, payable as Additional Rent within thirty (30) days after demand thereof, shall have the right to remove Tenant’s Monument Signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to the installation of Tenant’s Monument Signage thereon, ordinary wear and tear excepted.  The rights provided for in this paragraph with respect to the Monument Sign shall be personal to the Original Tenant and non-transferable unless otherwise agreed to by Landlord in writing.

ARTICLE XVIII

QUIET ENJOYMENT

Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

ARTICLE XIX

SURRENDER; HOLDING OVER

19.1 Surrender of the Premises.  Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord.  Tenant shall remove those Alterations (including, without limitation, telecommunications and data cabling and wiring) which Tenant is required to remove pursuant to Section 8.1 and Section 21.30 and all Tenant’s Personal Property, and shall repair any damage and perform any restoration work caused by such removal.  If Tenant fails to remove such Alterations and Tenant’s Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the expiration or sooner termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account, or Landlord may dispose of such property in any other manner permitted by Applicable Law.  Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys’ fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord.  If the Premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant hereby agrees to indemnify Landlord and Landlord’s Agents against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys’ fees and costs.  In addition, if the Premises are not so surrendered at the expiration or sooner termination of this Lease, such failure shall at Landlord’s election and upon written Notice to Tenant constitute an Event of Default under this Lease.

19.2 Holding Over.  If Tenant remains in possession of all or any part of the Premises after the expiration or sooner termination of this Lease with the prior written consent of Landlord, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term.  If Tenant remains in possession of all or any part of the Premises after the expiration or sooner termination of this Lease without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance and not a tenancy at will or a month to month tenancy, and at Landlord’s written election, shall constitute an Event of Default under the Lease.  In either of such events, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Lease.  Any such tenancy shall be subject to every other term, condition and covenant contained in this Lease.

ARTICLE XX

CONSTRUCTION OF TENANT IMPROVEMENTS

The obligations of Landlord and Tenant, if any, with respect to Tenant Improvements are set forth in the Work Letter.  It is acknowledged and agreed that all Tenant Improvements under this Lease are and shall be property of Landlord from and after installation, subject to any removal requirements expressly provided for in this Lease or as part of the consent to any plans prepared and approved as provided in the Work Letter.

ARTICLE XXI

MISCELLANEOUS AND INTERPRETIVE PROVISIONS

21.1 Broker.  Tenant represents and warrants to Landlord that Tenant has not had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for Broker, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease.  In the event of any additional claims for brokers’ or finders’ fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement made by Landlord.  Landlord shall pay the Brokers a commission pursuant to a separate agreement.

21.2 Examination of Lease; Effectiveness.  Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease. This Lease shall become effective and binding only upon full execution and delivery of this Lease by both Landlord and Tenant.

21.3 No Recording.  Tenant shall not record this Lease or any memorandum of this Lease without Landlord’s prior written consent, but if Landlord so requests, Tenant agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record.

21.4 Quitclaim.  Upon any termination of this Lease, Tenant shall, at Landlord’s request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

21.5 Modifications for Mortgagees.  If in connection with obtaining financing for the Premises or any portion thereof, Landlord’s Mortgagees shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.  Tenant’s failure to so consent shall constitute an Event of Default under this Lease.

21.6 Notice.  Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served.  The addresses of Landlord and Tenant are as set forth in Item 1 and Item 3, respectively, of the Basic Lease Provisions, except that (a) prior to the Commencement Date, the address for Notices to Tenant shall be as set forth below Tenant’s signature on this Lease, and (b) from and after the Commencement Date, notwithstanding the addresses for Tenant set forth in Item 3 of the Basic Lease Provisions, all Notices regarding the operation and maintenance of the Project shall be delivered to Tenant at the Premises.  Each such Notice shall be deemed effective and given (i) upon receipt, if personally delivered, (ii) for any Notice given by overnight courier, the next Business Day after deposit with the courier, (iii) upon being telephonically confirmed as transmitted, if sent by telegram, telex or telecopy, or (iv) two (2) Business Days after deposit in the United States mail in the County, certified and postage prepaid, properly addressed to the party to be served.  Any party hereto may from time to time, by Notice to the other in accordance with this Section 21.6, designate a different address than that set forth above for the purposes of Notice.  If Tenant’s address for Notices is an address not located in California and/or is a Post Office box, mail-stop or the like, then, notwithstanding anything contained in this Section 21.6 to the contrary, any Notice given by Landlord under California Code of Civil Procedure sections 1161 and/or 1162 (including, without limitation, any Notices given by Landlord under Article XV above that are intended to satisfy the notice requirements under said sections 1161 and/or 1162) may, at Landlord’s option, be served by Landlord at the Premises (and any copy of such Notice sent by Landlord in any other manner shall be a courtesy copy only and shall not affect the legal adequacy of the Notice served by Landlord at the Premises).

21.7 Captions.  The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

21.8 Executed Copy.  Any fully executed copy of this Lease shall be deemed an original for all purposes.

21.9 Time.  Time is of the essence for the performance of each term, condition and covenant of this Lease.

21.10 Severability.  If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

21.11 Survival.  All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Tenant after the Term or following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section 5.3, Article VI, Article VII, Section 8.1, Section 9.2, Section 11.1, Section 11.1 and the Insurance Rider attached as Exhibit F, Article XV, and Article XIX, and all representations and warranties of Tenant, shall survive the expiration or sooner termination of this Lease.

21.12 Choice of Law; Construction.  This Lease shall be construed and enforced in accordance with the laws of the State in which the Premises are located.  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, it being the intent of the parties that this Lease shall be interpreted as if it was prepared by both parties, and any ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.

21.13 Gender; Singular, Plural.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, limited liability company or corporation or joint venture, the singular includes the plural and the plural includes the singular.

21.14 Non-Agency.  It is not the intention of Landlord or Tenant to create hereby a relationship of master-servant or principal-agent, and under no circumstance shall Tenant herein be considered the agent of Landlord, it being the sole purpose and intent of the parties hereto to create a relationship of landlord and tenant.

21.15 Successors.  The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto.

21.16 Waiver; Remedies Cumulative.  The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent payment.  Landlord’s acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and any such acceptance by Landlord shall be without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy available to it.  The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

21.17 Unavoidable Delay.  Except for the monetary obligations of Tenant under this Lease, neither party shall be chargeable with, liable for, or responsible to the other for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease (other than the scheduled expiration of the Term) shall be extended for the same period of time lost by Unavoidable Delay.

21.18 Entire Agreement.  This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

21.19 Authority.  If Tenant is a corporation, limited liability company or a partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, operating agreement, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms.  If Tenant is a corporation, Tenant shall, if requested by Landlord, within thirty (30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of a resolution of the Board of Directors of the corporation or certificate of the Secretary of the corporation, authorizing, ratifying or confirming the execution of this Lease.  If Tenant is a limited liability company, Tenant shall, if requested by Landlord, within thirty (30) days after the execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its operating agreement authorizing such execution.  If Tenant is a partnership, Tenant shall, if requested by Landlord, within thirty (30) days after the execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its partnership agreement authorizing such execution.

21.20 Guaranty.  As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor listed in Item 14 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

21.21 Exhibits; References.  All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control.  All references in this Lease to Articles, Sections, Exhibits, Riders and clauses are made, respectively, to Articles, Sections, Exhibits, Riders and clauses of this Lease, unless otherwise specified.

21.22 Basic Lease Provisions.  The Basic Lease Provisions at the beginning of this Lease are intended to provide general information only.  If there is any inconsistency between the Basic Lease Provisions and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

21.23 No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

21.24 Joint and Several Obligations.  If more than one person or entity is Tenant, the obligations imposed on each such person or entity shall be joint and several.

21.25 No Light or Air Easement.  Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord.  This Lease does not confer any right with regard to the subsurface below the ground level of the Building.

21.26 Security Measures.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project.  Tenant assumes all responsibility for the protection of Tenant, Tenant’s Agents and the property of Tenant and of Tenant’s Agents from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs and paid by Tenant in the manner set forth in Section 7.1.

21.27 Transfers by Landlord.  Landlord (and any party comprising Landlord) and its successors in interest shall have the right to transfer their respective interests in this Lease, the Building and the Project at any time and to any person or entity.  In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer(s), the transferor(s)) shall be automatically relieved from the date of such transfer, without further act by any person or entity, of all liability under any and all of the covenants and obligations of Landlord contained in or derived from this Lease accruing from and following the date of such transfer, and, upon the request of Landlord, Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

21.28 Additional Requirements Relating to Alterations and Other Work.  The following terms and conditions shall apply to any work or service performed at the Building or on the Premises by Tenant or Tenant’s contractors (including, without limitation, Alterations, repairs, maintenance, janitorial and cleaning services), which terms and conditions are in addition to those set forth in the Lease, including, without limitation, the terms and conditions set forth in Article VIII:

(a) Other than in connection with an Alteration not requiring Landlord's consent under Section 8.1 above, such work or services shall not proceed until Landlord has approved in writing:  (i) Tenant’s contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord, NYL Investors, LLC and the Landlord Parties named as additional insureds, carried by Tenant’s contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the performance of the work or services.

(b) All work and services shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before commencement of such work or services.  In any case, all work and services shall be performed in accordance with all Applicable Laws.  Notwithstanding any failure by Landlord to object to any such work or services, Landlord shall have no responsibility for Tenant’s failure to comply with Applicable Laws.

(c) Tenant agrees to indemnify, defend and hold Landlord and Landlord’s Agents harmless for any work or services performed, including consequential damages, which is not performed in accordance with Applicable Laws or the provisions of this Lease, including, without limitation, this Section 21.28.

(d) Tenant understands that all contractors and subcontractors retained at the Project by Tenant to perform any work or services shall be signatory to a union collective bargaining agreement.

(e) Other than in connection with an Alteration not requiring Landlord's consent under Section 8.1 above, Tenant shall pay to Landlord, upon demand, a construction review fee equal to ten percent (10%) of the total cost of any Alterations as compensation to Landlord for review, oversight and related functions performed by Landlord or its agents in connection with such Alterations.

21.29 Restricted Persons.  Tenant is and will remain in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).  Tenant:

(a) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(b) has not been determined by competent authority to be subject to the prohibitions contained in the Orders;

(c) is not and will not become owned or controlled by, nor act for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(d) is not knowingly engaged in, and will not knowingly engage in, any dealings or transactions or be otherwise associated with such persons or entities on the Lists or that has been determined by competent authority to be subject to the prohibitions contained in the Orders; and

(e) agrees to cooperate with Landlord in providing such additional information and documentation on Tenant’s legal or beneficial ownership, policies, procedures and sources of funds as Landlord reasonably deems necessary or prudent solely to enable it to comply with Orders or anti-money laundering laws as now in existence or hereafter amended.

Any breach or violation of this Section 21.29 shall, at Landlord’s option, constitute an Event of Default by Tenant under this Lease.

21.30 Telecommunications.

(a) Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative vendor service companies, shall have no right of access to or within the Building or the Project for the installation or operation of telecommunications services or systems, including, but not limited to, voice, video, data, and other telecommunications services provided over wire, fiber optic, microwave, wireless, or any other transmission system, for all or part of Tenant’s telecommunications within the Building and from the Building or the Project to any other location without Landlord’s prior written consent, which Landlord may withhold in its sole discretion.

(b) If Landlord consents in writing to the installation of any cabling and/or wires, then Tenant shall be responsible for ensuring that any such cabling and/or wiring is properly labeled.  Tenant acknowledges and agrees that the following terms and conditions shall apply to the same:

(i) No later than the tenth (10th) day after the expiration or sooner termination of the Lease, Landlord may elect by written Notice to Tenant (the “Election Right”) to:

(1) Retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building (the “Wiring”);

(2) Remove any or all such Wiring and restore the Premises and risers to their condition existing prior to the installation of the Wiring (the “Wire Restoration Work”).  Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or

(3) Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

(c) If Landlord elects to retain the Wiring, Tenant covenants that:

(i) Tenant shall convey good title to such Wiring, Tenant shall have good right to surrender such Wiring, and such Wiring shall be free of all liens and encumbrances; and

(ii) All wiring shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

(d) Notwithstanding anything to the contrary in Section 4.6, Landlord may retain Tenant’s Security Deposit after the expiration or sooner termination of this Lease until the earliest of the following events:

(i) Landlord elects to retain the Wiring;

(ii) Landlord elects to perform the Wire Restoration Work, the Wire Restoration Work is complete, and Tenant has fully reimbursed Landlord for all costs related thereto; or

(iii) Landlord elects to require Tenant to perform the Wire Restoration Work, the Wire Restoration Work is complete, and Tenant has paid for all costs related thereto.

(e) If Tenant fails or refuses to pay all costs of the Wire Restoration Work within thirty (30) days after Tenant’s receipt of Landlord’s Notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wire Restoration Work.

(f) The retention or application of the Security Deposit as provided in this Section 21.30 does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under this Lease, at law, or in equity.

(g) The provisions of this Section 21.30 shall survive the expiration or sooner termination of this Lease.

21.31 ERISA.  Tenant represents and warrants that it is not an employee benefit plan as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an entity (e.g. an insurance company separate or general account) subject to ERISA or holding ERISA "plan assets" within the meaning of the Department of Labor Regulations at Section 2510.3-101.

21.32 Counterparts.  This Lease may be signed in multiple counterparts, each of which constitute an original and, taken together, shall constitute a single agreement.

21.33 No Offer.  The submission of this Lease shall not be construed as an offer, nor shall either party hereto have any rights under this Lease unless each of Landlord and Tenant executes a copy of this Lease and delivers same to the other party hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date of this Lease.

“LANDLORD”

MNCVAD-CP NORRIS CANYON, LLC,
a Delaware limited liability company

By:           ___________________________
Name:      ___________________________
Its:           ___________________________

“TENANT”

ADEPT TECHNOLOGY, INC.,
a Delaware corporation

By:           __________________________________
Name:      __________________________________
Its:           __________________________________

By:           __________________________________
Name:      __________________________________
Its:           __________________________________

ADDRESS FOR NOTICES TO TENANT PRIOR TO COMMENCEMENT DATE:

__________________________________
__________________________________
__________________________________
Attn:       ___________________________

EXHIBIT A

DIAGRAM OF PREMISES

This Exhibit is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

EXHIBIT A

EXHIBIT B

PROJECT SITE PLAN

This Exhibit is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

EXHIBIT B

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM
(“AS – IS”)

Date:       ___________________________

RE:           Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

Agreement

The undersigned hereby agree as follows:

1. The Tenant Improvements (as defined in the Lease) to the Premises have been Substantially Completed in accordance with the terms and conditions of the Lease, subject only to “punch list” items agreed to by Landlord and Tenant pursuant to the terms of the Lease.

2. The Commencement Date, as defined in and determined in accordance with the Lease, is hereby stipulated for all purposes to be ________________.

3. In accordance with the Lease, Monthly Rent (as defined in the Lease) in the amount of $________ subject to adjustment in accordance with the terms of the Lease, commences to accrue on and is due and payable in advance on the first day of each and every month during the Term (as defined in the Lease).  Unless and until notified by Landlord to the contrary, Tenant shall make its Rent checks payable to ________________________ c/o _____________________________________.

“Landlord” MNCVAD-CP NORRIS CANYON, LLC, a Delaware limited liability company By: ______________________________________ Its: ______________________________________	“Tenant” ADEPT TECHNOLOGY, INC., a Delaware corporation By: ______________________________________ Its: ______________________________________

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS
(Industrial)

This Exhibit is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Common Area and the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof.  Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Lease.  If there is any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose.  Landlord may remove any such obstruction (unauthorized by Landlord) without Notice or obligation to Tenant.  The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

3. No awnings or other projection shall be attached to the outside walls of the Building.  No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not remove or lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7. The Premises shall not be used for retail sales offices except as the same may be incidental to the permitted use of the Premises.  No exterior storage shall be allowed at any time without the prior written approval of Landlord.  The Premises shall not be used for cooking, a beauty parlor, manicuring, any medical use or washing of clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.  No vending machines shall be installed by or on behalf of Tenant within the Premises, the Building or the Project.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise.  Tenant shall not use keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

EXHIBIT D

9. Parking any type of recreational vehicles is specifically prohibited.  No vehicle of any type shall be stored in the parking areas at any time.  If a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings.

10. Neither Tenant nor any of Tenant’s Agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord.  Smoking or carrying cigars or cigarettes in the Common Area may be regulated from time to time as determined by Landlord, and Tenant and Tenant’s Agents shall strictly comply with any such regulations.

11. No animals shall be permitted at any time within the Premises, the Building or the Project.

12. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and, upon written Notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and Tenant shall cooperate to prevent the same.

14. All equipment of any electrical or mechanical nature shall be placed by Tenant on the Premises, in settings approved by Landlord in writing, in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance.  No cooking shall be done or permitted upon the Premises except pursuant to normal use of a microwave oven, toaster oven and coffee maker for the sole benefit of Tenant and Tenant’s Agents.  No equipment of any type shall be placed on the Premises which in Landlord’s opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

15. All furniture, equipment and freight shall be moved in and out of the Building only at hours and in accordance with rules established by Landlord, and shall not impair vehicular and pedestrian circulation in the Common Area.  Landlord shall not be responsible for loss or damage to any furniture, equipment or other personal property of Tenant from any cause.

16. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

17. No aerial antenna or other devices shall be erected on the roof or exterior walls of the Premises, Building or on the grounds, without in each instance the prior written consent of Landlord (which consent may be withheld by Landlord in its sole and absolute discretion).  Any aerial antenna or other device so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior Notice at the expense of Tenant, and Tenant shall upon Landlord’s demand pay a removal fee to Landlord of not less than $500.00.

18. Tenant shall not place any movable objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped area or other areas outside of said Premises, or on the roof of said Premises.

19. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant.  No outside storage of pallets, boxes, cartons, drums or any other containers or materials used in shipping or transport of goods is allowed.  All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection.  All cardboard boxes must be “broken down” prior to being placed in trash containers.  All styrofoam chips must be bagged and otherwise contained prior to placement in the trash containers, so as not to constitute a nuisance.  Pallets may not be disposed of in the trash containers or enclosures.  The burning of trash, refuse or waste materials is prohibited.  All movable trash receptacles provided by the trash disposal firm must be kept in the trash enclosure areas where provided for that purpose.

EXHIBIT D

20. Tenant shall maintain the Premises free from mice, bugs, and ants attracted by food, water or storage materials.

21. Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

22. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease.  Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord.  Upon the expiration or termination of the Lease, Tenant shall deliver to Landlord all keys and access cards to the Premises, Building and Common Area. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

23. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs.  Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulation of the Project.

24. Tenant shall give Landlord prompt Notice of any defects in the water, sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment or any dangerous or hazardous condition existing on the property.

25. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

26. Tenants shall not do or permit anything to be done in their Premises or bring or keep anything herein which will in any way obstruct or interfere with the rights of other Tenants, or do, or permit anything to be done in their Premises which shall, in the judgment of the Landlord or its manager, in any way injure or annoy them, or conflict with Applicable Law relating to fire, or with the regulations of the fire department or with any Insurance policy upon the Building or any part thereof or any contents therein or conflict with any of the Rules and Ordinances of the public building or health authorities.

27. All electrical equipment used by Tenants shall be U.L. approved.  Nothing shall be done or permitted in Tenant’s Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises.  Tenant’s computers and other equipment are hereby expressly allowed.

28. Tenants shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business In the Building.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Building.  Without the consent of Landlord, Tenant shall not use any method of heating or air conditions other than that supplied by Landlord.

29. All decorating, carpentry work, or any labor required for the installation of Tenant’s (a) equipment, such as an alarm system, computer, telephone/telegraph equipment, lines, cables or other electrical devices; or (b) furnishings or other property shall be performed at Tenants expense, and will require Landlord’s prior written approval.  Should any such work require alterations that affect the heating, ventilation, air conditioning, plumbing, electrical or mechanical systems of the Building, the roof, or the structure of the Building, Landlord’s prior written approval will be required.  Structural changes are defined as changes that affect a vital and substantial portion of the Premises, changing its characteristic appearance, fundamental purpose of its erection or uses, or a change of such a nature as to affect the very realty itself, extraordinary in scope and effect, or unusual in expenditure.

30. The cost of repairing any damage to the public partitions of the Building or the public facilities, or to any facilities used in common with other tenants, caused by any Tenant or the employees, licensees, agents or invitees of the Tenant, shall be paid by such Tenant.

Tenant agrees to comply with all such Rules and Regulations. Should Tenant not abide by these Rules and Regulations, Landlord or any “Operator,” “Association” or “Declarant” under any Restrictions may serve a three (3) day Notice to correct the deficiencies.  If Tenant has not corrected the deficiencies by the end of the notice period, Tenant will be in default of the Lease, and, in addition to all other rights and remedies of Landlord, Landlord and/or its designee shall have the right, without further Notice, to cure the violation at Tenant’s expense.

EXHIBIT D

Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises, and Tenant shall abide by (and cause Tenant’s Agents to abide by) any such amendments, supplements and additional rules and regulations.  Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

Neither Landlord nor Landlord’s Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant’s occupancy of the Premises.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building and/or the Project.

EXHIBIT D

EXHIBIT E

CALCULATION OF TENANT’S SHARE

This Exhibit is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.  The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

Building and Project:

Tenant understands that the Premises are a part of a multi-tenant Building having, as of the date of the Lease, the approximate square footage as set forth in Item 6 of the Basic Lease Provisions contained in the Lease, and that the Building is part of a multi-building Project containing as of the date of the Lease approximately 193,510 square feet of space.

Calculation of Tenant’s Share:

Tenant’s Share of various Operating Expenses under the Lease shall be determined as a function of Building square footage or Project square footage, depending upon the nature of the Operating Expense to be charged.  Tenant acknowledges that the total square footage of the Building or the Project may change from time to time, and that Tenant’s Share under any or all of the foregoing categories may vary accordingly, effective on the first day of the month after each such change occurs.

Set forth below is the initial Tenant’s Share (i.e. calculated as of the date of the Lease) with respect to Operating Expenses to be charged as a function of the Building and of the Project as of the date of the Lease.  Tenant understands that (i) Landlord shall determine, in its sole discretion, what Operating Expenses are included within each category to be charged as a function of the Building or the Project, and (ii) Landlord may change the category of any Operating Expense at any time, at Landlord’s sole discretion.

Tenant’s Share of the Building:  50.46%  (i.e., 48,931 rsf divided by 96,975 rsf)

Tenant's Share of the Project:  25.29% (i.e., 48,931 rsf divided by 193,510 rsf)

EXHIBIT E

EXHIBIT F

Insurance Rider

In the event of any discrepancy between the terms of this Exhibit F and Article XI of the Lease (or any other provision of the Lease with respect to insurance), the terms of this Exhibit F shall control.

Required Insurance:  Tenant shall purchase and maintain, at its sole expense, the following insurance unless Landlord consents in writing to an exception.  This required insurance will cover Tenant and its officers, directors, shareholders, members, partners, agents and employees from claims that may arise from or relate to the Tenant’s obligations under the Lease and there shall be no exclusions for terrorism.  Coverage must be broad enough to cover such obligations whether they are performed by Tenant or by anyone directly or indirectly employed by Tenant, under contract with Tenant, or by anyone for whose acts Tenant may be liable.  Alternatively, Tenant must ensure that its subcontractors or delegees have comparable insurance.

Workers' Compensation - coverage and limits complying with the statutory requirements of the jurisdiction in which the services are performed.

Employer's Liability - covering all personnel directly or indirectly connected with the performance by Tenant of its services hereunder, with unaggregated limits of:  $1,000,000 Bodily Injury by Accident (Each Accident); $1,000,000 Bodily Injury by Disease (Policy Limit); and $1,000,000 Bodily Injury by Disease (Each Employee).

Business Automobile Liability –for all owned, non-owned and hired vehicles with limits of not less than $1,000,000 Combined Single Limit each occurrence for bodily injury and property damage to the extent that such vehicles are used to transport employees or other workers and materials to and from the Premises.  If vehicles are used for transporting hazardous materials, the policy shall be endorsed to provide pollution liability broadened coverage for covered vehicles.

Commercial General Liability - including broad form contractual liability, bodily injury, property damage, personal injury, advertising injury and product liability and completed operations coverage.  Completed operations coverage shall remain in effect for no less than five (5) years after final completion of any work.  Required limits, which will not be eroded by defense costs, will be:  $1,000,000 Per Occurrence; $2,000,000 General Annual Aggregate (Other than Products/Completed Operations); $2,000,000 Products/Completed Operations Annual Aggregate; and $2,000,000 Personal and Advertising Injury Limit Per Occurrence and in the Annual Aggregate.

Excess (Umbrella) Liability – shall be written on a form no less restrictive than the primary General Liability insurance.  The minimum required limits will be $10,000,000 per occurrence/annual aggregate on a per location, including coverage for Products and Completed Operations. This policy will sit over all liability policies.  Defense costs will not erode the limits.

All Risk Property –  covering:  (i) the full replacement cost of Tenant’s Personal Property and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear; and  (ii) business interruption or loss of income insurance with coverage sufficient to replace Tenant’s revenues immediately prior to the loss with loss payable to Landlord and its Mortgagees, as their respective interests appear, to the extent of Monthly Rent and Additional Rent.

Builder’s Risk Insurance – at all times when any construction is in progress, Tenant shall maintain or cause to be maintained by its contractors and subcontractors with such companies reasonably approved by Landlord, Builder’s Risk Insurance, (completed value form or All Risk Property Program), covering all physical loss, in an amount satisfactory to Landlord.

Contractors’ Pollution Liability – During the course of construction of any Alterations involving risks normally the subject of such coverage, Tenant will maintain or cause to be maintained, at its sole cost and expense, contractors pollution liability insurance on an occurrence basis, which will include remediation expenses, third-party bodily injury and/or property damage, non-own disposal site and transported cargo coverage, with limits reasonably satisfactory to Landlord, underwritten by companies reasonably satisfactory to Landlord.  Completed operations coverage shall remain in effect for no less than six (6) years after final completion of work.

EXHIBIT F

Hazardous Materials.  In the event Landlord approves Tenant’s use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Article VI above, Landlord shall have the continuing right to require Tenant, at Tenant’s sole cost and expense, to purchase insurance specified and approved by Landlord, with coverage of no less than Five Million Dollars ($5,000,000), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, neat, attractive, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord’s Agents arising from such Hazardous Materials.

Other Insurance.  Tenant shall procure such increased amounts of insurance and such other insurance as Landlord or its Mortgagees may reasonably require from time to time.

General Requirements

A.           General Insurance Requirements.  Tenant’s insurance (i) shall be in a form satisfactory to Landlord and the Mortgagees and shall be carried with companies that have a “Best Key Rating Guide” rating of A/X or better and that are determined by Landlord, in its sole discretion, as financially sound on a current basis, and (ii) shall provide that such policies shall not be subject to material alteration, interruption or cancellation except after at least thirty (30) days prior written notice to Landlord.

B.           Tenant’s Insurance and Financial Responsibility.  Tenant’s  insurance shall be primary and non-contributory, and all of Tenant’s coverages as required herein must be exhausted before Landlord's insurance, if applicable, will respond.  Tenant shall be responsible for all defense costs and deductibles/self-insurance retentions in the event that the Tenant’s policies do not cover same, as well as all premiums and any coinsurance.

C.           Additional Insureds and Required Endorsements.  At Tenant’s sole expense, Landlord, NYL Investors, LLC, and the Landlord Parties shall be named as additional insureds to all liability policies, with the exception of Tenant's workers compensation, all risk policy, and builder's risk insurance.  The insurance afforded to the additional insureds shall be at least as broad as that afforded to the first named insured.  Such liability policies shall contain endorsements which (i) include all of the above as additional insureds, (ii) include a waiver of subrogation against additional insureds, (iii) evidence coverage of Tenant’s indemnity obligations to Landlord, and (iv) include a cross liability or severability of interests endorsement.

D.           Waiver of Subrogation.  Landlord, except to the extent Tenant’s insurance covers loss to Landlord plus Tenant’s obligations with respect to maintenance and repair and payment of insurance deductibles hereunder,  and Tenant each hereby waives all rights of recovery against the other and the other’s officers, directors, shareholders, members, partners, agents, employees, and, in the case of the Landlord, Landlord's Agents, on account of loss and damage occasioned to such waiving party to the extent only that such loss or damage is insured against under any insurance policies required by Article XI of the Lease or by this Insurance Rider (and to the extent such insurance is inadequate to cover such loss, this waiver shall not apply to amounts of loss above such coverage) and to the extent permitted by Applicable Law.  Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Lease.  Notwithstanding the foregoing, it is agreed that if any loss is due to the act, omission or negligence or willful misconduct of Tenant or Tenant’s Agents, Tenant’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.

E.           Provision of Accurate Certificates of Insurance and Endorsements.  Tenant shall send Landlord a certificate of insurance and endorsements, as applicable, for each policy evidencing the coverages described herein immediately (Tenant will provide copies of policies if Landlord requests them).  Tenant is responsible for ensuring that certificates and endorsements provided to Landlord are accurate, current and in effect.  Landlord's failure to monitor compliance or to object to noncompliance or unsatisfactory compliance with any terms of these insurance requirements does not modify or waive Tenant's obligations under the terms of these insurance requirements in any way.  Tenant is responsible for providing certificates and all endorsements required herein for renewal policies within three (3) business days of renewal of each policy mentioned above.

F.           Deductibles.  Any policy of insurance required pursuant to this Lease containing a deductible exceeding Ten Thousand Dollars ($10,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy.  Tenant shall be solely responsible for the payment of any deductible.

G.           Blanket Coverage.  Any insurance required of Tenant pursuant to this Lease may be provided by means of a so-called “blanket policy”, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a “per location” basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Lease.

EXHIBIT F

H.           Sufficiency of Coverage.  Neither Landlord nor any of Landlord’s Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant.  If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.  Nothing contained herein shall limit Tenant’s liability under this Lease, and Tenant’s liability under any provision of this Lease, including, without limitation, under any indemnity provisions, shall not be limited to the amount of any insurance obtained.

I.           Failure to Comply.  Tenant’s failure to maintain the coverages or limits as required herein will constitute a material breach of this Lease.  Such breach shall not be waived or otherwise excused by any action or inaction by the Landlord at any time.  Landlord, in its sole discretion, may effect such insurance as an agent of the Tenant.  All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

EXHIBIT F

EXHIBIT G

HAZARDOUS MATERIALS QUESTIONNAIRE

This Exhibit is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of Hazardous Materials (as defined in the Lease).  Please complete the questionnaire and return it to Landlord for evaluation.  If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management.  Submission to Landlord of this Hazardous Materials Questionnaire or Landlord’s request for additional information shall not deemed consent by Landlord to Tenant’s use of the materials disclosed herein.  Your cooperation in this matter is appreciated.  If you have any questions, do not hesitate to call us for assistance.

1.           PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency): _____________
___________________________________________________________________________

Standard Industrial Classification Code (SIC): _______________________________________

Street Address: _____________________________________________________________

City, State, Zip Code: _________________________________________________________

Contact Person & Title: _______________________________________________________

Telephone Number:                                           (___) _______________________

Facsimile Number:                                             (___) ______________________

2.           LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address: _____________________________________________________________

City, State, Zip Code: _________________________________________________________

Bordering Streets: ___________________________________________________________

Streets to which Premises has Access: ____________________________________________

3.           DESCRIPTION OF PREMISES

Floor Area: ________________________________________________________________

Number of Parking Spaces: ____________________________________________________

Date of Original Construction: __________________________________________________

Past Uses of Premises: _______________________________________________________

Dates and Descriptions of Significant Additions, Alterations or Improvements: ____________
________________________________________________________________________

Proposed Additions, Alterations or Improvements, if any: ____________________________
________________________________________________________________________

EXHIBIT G

4.           DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials?   Do they now?  Yes ____   No ____    If the answer is "yes," or if your SIC code number is between 2000 to 4000, please complete Section 5.

5.           PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency                                                               Yes ____   No ____

City or County Sanitation District                                                                        Yes ____   No ____

State Department of Health Services                                                                   Yes ____   No ____

U.S. Nuclear Regulatory Commission                                                                  Yes ____   No ____

Air Quality Management District                                                                         Yes ____   No ____

Bureau of Alcohol, Firearms and Tobacco                                                         Yes ____   No ____

City or County Fire Department                                                                           Yes ____   No ____

Regional Water Quality Control Board                                                               Yes ____   No ____

Other Governmental Agencies (if yes,                                                                Yes ____   No ____

identify: ___________________________)

If the answer to any of the above is "yes," please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

___________________________________________________________________________
___________________________________________________________________________

If your answer to any of the above is "yes," please complete Sections 6 and 7.

6.           HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises?  Yes ____   No ____     If the answer is "yes," please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

EXHIBIT G

Material/                      Quantity to be                                           Amount to be Stored                                           Maximum Period of

Substance                      Stored on Premises                                           Storage Method                                on a Monthly Basis                                                Premises Storage

_________                      ________________                                           _____________    ________________________________

_________                      ________________                                           _____________    _________________                                           _________________

_________                      ________________                                           _____________    _________________                                           _________________

_________                      ________________                                           _____________    _________________                                           _________________

_________                      ________________                                           _____________    _________________                                           _________________

_________                      ________________                                           _____________    _________________                                           _________________

_________                      ________________                                           _____________    _________________                                           _________________

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment?    Yes ____   No ____      If the answer is "yes," please describe the proposed Premises modifications:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

7.           HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises?  Yes ___   No ___ If the answer is "yes," please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Maximum Period of

Waste Name                                Hazard Class                                           Volume/Month                                  Premises Storage

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

________________                                           _____________    _______________                                           ____________________

EXHIBIT G

Attach additional sheets if necessary.

If the answer is "yes," please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name                                                                Storage Method

______________________                                   _______________________

______________________                                   _______________________

______________________                                   _______________________

______________________                                   _______________________

______________________                                   _______________________

______________________                                   _______________________

Attach additional sheets if necessary.

If the answer is "yes," please also describe the method(s) of disposal for each waste.  Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

Is any treatment or processing of hazardous wastes to be conducted at the Premises?  Yes ____   No ____   If the answer is "yes," please describe proposed treatment/processing methods:

___________________________________________________________________________
___________________________________________________________________________

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises?  (Please list all agencies):

___________________________________________________________________________
___________________________________________________________________________

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant's (or any affiliate's) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof?  Yes ____  No ____  If the answer is "yes," have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders?  Yes ___ No ___  If the answer is "yes," please describe:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

EXHIBIT G

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries?   Yes ____  No ____   If the answer is "yes," please describe:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute?   Yes ____  No ____    If the answer is "yes," please describe:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

Have there been any previous lawsuits against the company regarding environmental concerns?   Yes ____  No ____   If the answer is "yes," please describe how these lawsuits were resolved:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

Has an environmental audit ever been conducted at any of your company's existing facilities?   Yes ____  No ____    If the answer is "yes," please describe:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

Does your company carry environmental impairment insurance?   Yes ____  No ____     If the answer is "yes," what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.           EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises?

Yes _____   No ____   If the answer is "yes," please specify the size, number and location (or proposed location):

___________________________________________________________________________
___________________________________________________________________________

EXHIBIT G

Is (or will there be) any tank for storage of a petroleum product located at the Premises?  Yes ___   No ___   If the answer is "yes," please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

9.           ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises?  Yes ___   No ___   If the answer is "yes," please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED:   ______________________________

Signature ______________________________

Print Name _____________________________

Title __________________________________

EXHIBIT G

EXHIBIT H

WORK LETTER

This Work Letter is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

1. Definitions.  Unless otherwise defined in this Work Letter, the capitalized terms used herein shall have the meaning assigned to them in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the “Tenant Improvements”) for the fitting out of the Premises, as more fully set forth herein.  Except as otherwise provided in this Work Letter, Tenant shall accept the Premises from Landlord in its current “AS-IS” condition, and Landlord shall have no obligation to make any alterations, additions or improvements of any kind or nature in or to the Premises.  In no event shall the Tenant Improvements include any personal property or any telecommunications and/or data cabling or wiring desired by Tenant, the procurement and installation of which shall be the sole responsibility of Tenant, at its sole cost and expense.

2. Representatives.  Landlord hereby appoints Cannae Corp. as Landlord’s representative to act for Landlord in all matters covered by this Work Letter.  Tenant hereby appoints DTZ as Tenant’s representative to act for Tenant in all matters covered by this Work Letter.  All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be directed to Landlord’s representative or Tenant’s representative, as the case may be.  Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.   Either Landlord or Tenant may change its representative at any time by written notice to the other. Tenant warrants and represents to Landlord that Tenant’s representative is duly authorized to act on Tenant’s behalf with respect to all matters covered by this Work Letter, and agrees that Landlord and Landlord’s Agents shall be entitled to rely on all requests, instructions, authorizations, approvals and other communications of any nature by, of or from such Tenant’s representative, it being agreed to by Tenant that such requests, instructions, authorizations, approvals and other communications shall be binding on Tenant for all purposes.

3. Tenant Final Space Plan.  Tenant shall deliver to Landlord, within ten (10) Business Days following the full execution of the Lease, a preliminary space layout and improvement plan, which shall include finish specifications, for the Premises (“Tenant Space Plan”). Upon Landlord’s receipt of Tenant Space Plan, Landlord shall have ten (10) Business Days to review and approve the Tenant Space Plan.  Landlord and Tenant shall utilize their good faith efforts to resolve any disagreement concerning the Tenant Space Plan.  Upon Landlord’s and Tenant’s approval of the Tenant Space Plan, such document shall thereafter be referred to as the “Tenant Final Space Plan”, to be attached hereto as Exhibit H-1.

4. Tenant Working Drawings.  Based upon the approved Tenant Final Space Plan, Landlord will, through Landlord’s space planner, cause working drawings for the Tenant Improvements (the “Tenant Working Drawings”) to be prepared and delivered to Tenant.  The Tenant Working Drawings will include all requirements of any government authority, and all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Tenant Improvements, which may include, but not be limited to, complete detailed plans and specifications for Tenant’s partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish selections.  It is further agreed that all plans and specifications referred herein and above are subject to Landlord’s approval.  Landlord’s preparation or approval of the Tenant Working Drawings, the Tenant Final Space Plan and any other plans or specifications shall not constitute any representations as to the adequacy, efficiency, performance or desirability of any space plan or improvements.  Tenant shall furnish, within three (3) Business Days after Landlord’s request, all information necessary to enable Landlord to complete the Tenant Working Drawings.  Any interior design services, such as selection of paint colors, wall coverings, fixtures, furnishings, carpeting or design of millwork or other special items shall be provided by Tenant at its expense, but shall be subject to the approval of Landlord.  Upon completion of the Tenant Working Drawings, Landlord shall deliver the Tenant Working Drawings to Tenant for review and approval, which shall not be unreasonably withheld.  Tenant shall respond to Landlord with (a) any comments to such Tenant Working Drawings, or (b) its approval of such Tenant Working Drawings, within five (5) Business Days following Tenant’s receipt thereof.  In the event that Tenant timely disapproves the initial Tenant Working Drawings, Landlord and Tenant shall promptly work together in good faith to reach agreement on mutually acceptable reasonable changes to the initial Tenant Working Drawings (provided, however, in no event shall Landlord be obligated to expand the scope of the Tenant Improvements beyond that reflected in the Tenant Final Space Plan).

EXHIBIT H

5. Cost of Construction and Plans.  In connection with the Tenant Improvements to be constructed by Landlord, Landlord shall contribute an amount up to, but not exceeding, Two Million Two Hundred One Thousand Eight Hundred Ninety-Five Dollars ($2,201,895.00) (the “Allowance”) for the preparation (including revisions) of the Tenant Final Space Plan and Tenant Working Drawings and the construction of the Tenant Improvements (including, without limitation, the cost of obtaining building permits and any other governmental authorizations, the cost of overhead, supervision and profit, and Landlord’s administrative fee described in Paragraph 6 below).  Any additional costs to complete the Tenant Improvements (the “Above-Allowance Work”) shall be the sole responsibility of Tenant, and shall be paid by Tenant to Landlord in lump sums as provided in this Work Letter.  If the total cost of completing the Tenant Improvements is less than the Allowance, any savings shall inure to the sole and exclusive benefit of Landlord, without payment or credit of any kind to Tenant.  Subject to the other terms and conditions hereof and Landlord's prior written consent (such consent to be given or withheld in Landlord's sole discretion), Tenant may request that the Tenant Improvements consist of non-Building standard methods, materials and finishes.

6. Final Tenant Cost Proposal.  Within fifteen (15) Business Days following Tenant’s approval of the Tenant Working Drawings, Landlord will provide Tenant a final cost proposal for the planning, permitting and construction of the Tenant Improvements in accordance with the Tenant Working Drawings (the “Final Tenant Cost Proposal”). The Final Tenant Cost Proposal will be based on actual bids received by Landlord from its contractors, who shall be signatory to a union collective bargaining agreement, and shall also include Landlord’s administration fee of three percent (3%) of the cost proposal set forth in the accepted bid.  Landlord shall bid the Tenant Improvements to at least one (1) contractor selected by Tenant so long as (i) such contractor is a signatory to a union collective bargaining agreement and otherwise satisfies Landlord's then current criteria for performing alterations at the Building, and (ii) Tenant promptly provides Landlord with information reasonably requested by Landlord as to the qualification of such contractor.

7. Approval of Final Tenant Cost Proposal.  The Final Tenant Cost Proposal shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld or delayed.  Tenant shall deliver to Landlord written approval or disapproval of the Final Tenant Cost Proposal within ten (10) Business Days following Tenant’s receipt thereof. In the event that Tenant timely disapproves the Final Tenant Cost Proposal, Landlord and Tenant shall promptly work together in good faith to reach agreement on mutually acceptable reasonable changes to the Tenant Working Drawings to achieve such cost reductions as are reasonably acceptable to Landlord and Tenant.  Upon such changes, Landlord shall cause the Final Tenant Cost Proposal to be revised accordingly and resubmitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed and such process shall be continued until the Final Tenant Cost Proposal is approved by Tenant.  Landlord shall use reasonable care in preparing the Final Tenant Cost Proposal; provided, however, that the Final Tenant Cost Proposal shall not limit Tenant’s obligation to pay the actual cost of any Above-Allowance Work to the extent the costs in excess of the approved Final Tenant Cost Proposal are attributable to: (a) any changes in the Tenant Improvements, (b) any changes, modifications, or change orders requested by Tenant, (c) any Tenant Delay enumerated in Paragraph 10 below that increases the cost of construction, and (d) any changes required by a governmental authority issuing the approvals and building permits for the Tenant Improvements and/or performing any inspection of the Tenant Improvements.

8. Effect of Approval; Changes Required by Law.  Tenant’s approval of Tenant Working Drawings (initial or revised) will constitute Tenant’s acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant.  Landlord shall cause the Tenant Improvements to be made in substantial conformance with the approved Tenant Working Drawings, which work will be performed by one or more union contractors engaged by Landlord.  To the extent necessary, Landlord will submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and building permits, and the approved Tenant Working Drawings shall be revised to include such changes as may be required by such governmental authorities.  In the event that the proposed Tenant Improvements trigger any requirements to make alterations, additions and/or changes to the Premises and/or any other portions of the Project or the Common Area, any such required alterations, additions and changes shall be considered part of the “Tenant Improvements” for purposes of this Work Letter, whether or not such required alterations, additions or improvements are being made to the Premises, and the Final Tenant Cost Proposal shall be revised to include the cost thereof.

9. Payment for Estimated and Actual of Above-Allowance Work. Within five (5) days following Tenant’s approval of the Final Tenant Cost Proposal, Tenant shall deliver to Landlord a lump sum payment for the estimated cost of the Above-Allowance Work.  Landlord shall have no obligation to commence work on the Tenant Improvements until it has received payment in full from Tenant of the Above-Allowance Work.  All amounts payable by Tenant under this Work Letter shall constitute Additional Rent under the Lease, and Landlord shall have the same remedies against Tenant for default in the payment thereof as in the case of Tenant’s failure to pay any other sum due under the Lease.  Following the completion of the Tenant Improvements, Landlord shall prepare and submit to Tenant a final accounting of the actual cost of any Above-Allowance Work.  In the event that actual cost of any Above-Allowance Work exceeds the Allowance, then Tenant shall pay such excess, less any payment received by Landlord pursuant to this Paragraph 9 above for the estimated cost of the Above-Allowance Work, to Landlord within ten (10) days following the delivery of such final accounting.  If the actual cost of the Above-Allowance Work is less than the amounts previously paid by Tenant to Landlord for such Above-Allowance Work, Landlord shall refund the difference to Tenant promptly following the Substantial Completion Date (as defined below).  If the total cost of completing the Tenant Improvements is less than the Allowance, then such savings shall inure to the sole and exclusive benefit of Landlord, without payment or credit of any kind to Tenant.

EXHIBIT H

10. Tenant Delays.  The term “Tenant Delay(s)” as used in the Lease and this Work Letter shall include, without limitation:

(a)
Tenant’s failure to timely supply information necessary to complete the Tenant Working Drawings, or revisions to such drawings, or Tenant’s failure to otherwise comply with any time parameters set forth in this Work Letter; or

(b)	Tenant’s failure to timely approve the Final Tenant Cost Proposal or pay for any Above-Allowance Work; or

(c)	modifications, revisions and changes to the Tenant Final Space Plan or Tenant Working Drawings requested by or on behalf of Tenant; or

(d)	changes in the work requested by or on behalf of Tenant or orders to halt or delay the work given by or on behalf of Tenant; or

(e)	any delay in the completion of the work caused by Tenant’s contractors or material suppliers;

(f)	any other delay of any kind or nature caused by Tenant or its contractors, architects, space planners or other agents or employees; or

(g)	any delay in the completion of construction due to a cessation of work pursuant to Paragraph 14 below.

11. Change Orders.  Tenant may initiate changes in the work during construction only by written instructions to Landlord’s representative on a form approved by Landlord.  Such changes will be subject to Landlord’s prior written approval.  Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant’s approval, the change order setting forth the additional time it will take to complete the Tenant Improvements and the cost of such change, which will include associated architectural, engineering and construction fees, if any, and the cost of such change for Landlord’s contractor’s overhead and profit.  If Tenant fails to approve such change order within three (3) Business Days following its receipt of such change order, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change.  If Tenant timely approves such change order, Tenant shall pay to Landlord concurrently therewith the cost of the change in question (as quoted in the applicable change order) and, in the event that Tenant fails to pay such cost concurrently with its approval, then such failure shall constitute a Tenant Delay and Landlord shall have no obligation to proceed with the change until such payment is received from Tenant.  Any delays resulting from requested change orders by Tenant or Tenant’s failure to comply with the time parameters set forth in this Work Letter shall constitute a Tenant Delay.

12. Excessive Loads.  Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building’s designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant’s furniture, furnishings or layout, as well as any design, engineering or other professional fees incurred by Landlord in connection with such modifications.

13. Alterations.  Any alterations or improvements desired by Tenant after Landlord’s delivery of the Premises shall be subject to the provisions of the Lease, including, without limitation, the provisions of Article VIII (Alterations), Section 22.1 (Additional Requirements Relating to Alterations and Other Work) and Section 22.2 (Telecommunications).

EXHIBIT H

14. Defaults by Tenant. Any failure by Tenant to comply with any of the provisions of this Work Letter shall constitute an Event of Default by Tenant under the Lease, entitling Landlord to all remedies thereunder as well as all remedies otherwise available to Landlord.  The amounts payable by Tenant hereunder shall constitute Additional Rent due under the Lease, and failure to make such payments when due shall constitute an Event of Default by Tenant under the Lease, entitling Landlord to all remedies thereunder as well as all remedies otherwise available to Landlord.  In addition, if any default by Tenant under the Lease or this Work Letter occurs at any time prior to the completion of the Tenant Improvements, then, in addition to all other remedies otherwise available to Landlord under the Lease, Landlord shall have the right to cause the contractor to cease construction of the Tenant Improvements (and any such cessation shall constitute a Tenant Delay for purposes of this Work Letter and the Lease) and all other obligations of Landlord under this Work Letter shall be forgiven until such time as the default in question is cured pursuant to the terms of the Lease.

15. Punch List Items.  Tenant shall have a period of thirty (30) days following the date that the Tenant Improvements were Substantially Completed (the "Substantial Completion Date") to conduct a walkthrough of the Premises with Landlord to establish a punch list of items (“Punch List Items”) to be completed by Landlord within a commercially reasonable period.  The Punch List Items shall be limited to those components of the Tenant Improvements set forth in the Tenant Working Drawings which Landlord is obligated to complete in accordance with this Work Letter and which were not completed as of the Substantial Completion Date.  As used herein, "Substantially Completed" means that the Tenant Improvements have been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant's use and enjoyment of the Premises (e.g., Punch List Items), as reasonably determined by Landlord.

EXHIBIT H

EXHIBIT H-1

TENANT FINAL SPACE PLAN

[to be attached]

EXHIBIT H -1

EXHIBIT I

FORM OF LETTER OF CREDIT

This Exhibit is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150 San Ramon, California.

SPECIMEN LANGUAGE ONLY

COMERICA BANK HAS PREPARED THIS SPECIMEN UPON THE REQUEST AND BASED ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM. WHEN SIGNED, THIS EXHIBIT A WILL BECOME AN INTEGRAL PART OF THE CORRESPONDING STANDBY LETTER OF CREDIT APPLICATION AND AGREEMENT.

    APPROVED BY Adept Technology, Inc.
    APPLICANT'S SIGNATURE___________________________________________   DATE____________________________

Beneficiary: MNCVAD-CP Norris Canyon, LLC c/o NYL Investors, LLC One Front Street, Suite 550 San Francisco, CA 94111 Attn: Asset Manager	Applicant: Adept Technology, Inc. 5960 Inglewood Drive Pleasanton, CA 94588
Specimen Date: July 2, 2015	Date and Place of Expiry: <need initial expiry date>, 2016 office of Issuing Bank or any automatically extended date, as herein defined.
Amount: USD 750,000.00 (Seven Hundred Fifty Thousand and 00/100 U.S. Dollars)

We hereby open our Irrevocable Standby Letter of Credit no. <<Instrument ID>> in your favor, for account of Adept Technology, Inc. for a sum not exceeding USD 750,000.00 (Seven Hundred Fifty Thousand and 00/100's U.S. Dollars) available by your draft(s) at sight on Comerica Bank when accompanied by:

1. The original of this Irrevocable Standby Letter of Credit and Amendment(s) if any, or as otherwise indicated below.

2. Beneficiary’s statement on its letterhead dated and signed by the Beneficiary, indicating name and title of the signer worded as follows:

A. "The undersigned hereby certifies that MNCVAD-CP Norris Canyon, LLC (the “Landlord”), either (a) under the lease (defined below), or (b) as a result of the termination of such lease, has the right to draw the amount of USD (amount) under Comerica Bank Standby Letter of Credit no. <<InstrumendID>> in accordance with the terms of that certain Office Lease dated [insert lease date], as amended (collectively, the "Lease"), or such amount constitutes damages owing by Adept Technology, Inc. (the “Tenant”) to beneficiary resulting from the breach of such lease by the tenant thereunder, or the termination of such lease, and such amount remains unpaid at the time of this drawing."

Or

B. "The undersigned hereby certifies that we have received a written notice of Comerica Bank's election not to extend its Standby Letter of Credit no. <<InstrumentID>> and have not received a replacement Letter of Credit within at least thirty (30) days prior to the present expiration date."

EXHIBIT I

Or

C. "The undersigned hereby certifies that beneficiary is entitled to draw the full amount of Comerica Bank Letter of Credit no. <<InstrumentID>> as the result of the filing of a voluntary petition under the U.S. Bankruptcy Code or a state Bankruptcy Code by Adept Technology, Inc. (the “Tenant”) under that certain Office Lease dated [insert lease date], as amended (collectively, the "Lease"), which filing has not been dismissed at the time of this drawing."

Or

D. "The undersigned hereby certifies that beneficiary is entitled to draw the full amount of Comerica Bank Letter of Credit no. <<InstrumentID>> as the result of an involuntary petition having been filed under the U.S. Bankruptcy Code or a state Bankruptcy Code against Adept Technology, Inc. (the “Tenant”) under that certain Office Lease dated [insert lease date], as amended (collectively, the "Lease"), which filing has not been dismissed at the time of this drawing."

Or

E. “The undersigned hereby certifies that beneficiary is entitled to draw the full amount of Comerica Bank Letter of Credit no. <<InstrumentID>> as the result of the rejection, or deemed rejection, of that certain Office Lease dated [insert lease date], as amended, by Adept Technology, Inc. (the “Tenant”) thereunder, under section 365 of the U.S. Bankruptcy Code.”

Or

F. “The undersigned hereby certifies that beneficiary is entitled to draw the full amount of Comerica Bank Letter of Credit no. <<InstrumentID>> as the result of Adept Technology, Inc. (the “Tenant”) under that certain Office Lease dated [insert lease date], as amended, being placed into receivership or conservatorship or similar proceeding under state or federal law.”

Or

G. “The undersigned hereby certifies that beneficiary is entitled to draw the full amount of Comerica Bank Letter of Credit no. <<InstrumentID>> as the result of Adept Technology, Inc. (the “Tenant”) under that certain Office Lease dated [insert lease date], as amended, having executed an assignment for the benefit of creditors.”

Or

H. “The undersigned hereby certifies that beneficiary is entitled to draw the full amount of Comerica Bank Letter of Credit no. <<InstrumentID>> because Adept Technology, Inc. (the “Tenant”) under that certain Office Lease dated [insert lease date] has not provided the beneficiary with a replacement Letter of Credit within ten days following the occurrence of either of the following:  (i) the Bank's Fitch ratings (or other comparable ratings if the Fitch ratings are no longer available), have been reduced below the Fitch short term rating of 'F1' and long term rating of 'A' (or such comparable ratings if the Fitch ratings are no longer available) or (ii) a material adverse change in the financial condition of the Bank."

Special Conditions:

All signatures must be manually executed in originals.

All information required whether indicated by blanks, brackets or otherwise, must be completed at the time of drawing.

Partial drawings and multiple presentations may be made under this Irrevocable Standby Letter of Credit, provided, however, that each such demand that is paid by us shall reduce the amount available under this Irrevocable Standby Letter of Credit.

All banking charges are for the Applicant's account.

EXHIBIT I

It is a condition of this Irrevocable Standby Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the present or any future expiration date, unless at least sixty (60) days prior to the expiration date we send you notice by overnight courier that we elect not to extend this Irrevocable Standby Letter of Credit for any such additional period. Said notification will be sent to the address indicated above, unless a change of address is otherwise notified by you to us in writing by receipted mail or courier.

In no event, and without further notice from ourselves, will this Letter of Credit be extended beyond March 31, 2026, which shall be the final expiration date of this Letter of Credit.

This Letter of Credit may be transferred successively in its entirety only up to the then available amount in favor of a nominated Transferee (‘’Transferee’’), assuming such transfer to such Transferee is in compliance with all applicable U.S. laws and regulations. At the time of transfer, the original Letter of Credit and original Amendment(s) if any, must be surrendered to us together with our Transfer Form (available upon request) and payment of our transfer fees.

All drafts required under this Irrevocable Standby Letter of Credit must be marked: ''Drawn under Comerica Bank Irrevocable Standby Letter of Credit no. <<Instrument ID>>.''

We hereby agree with you that if drafts are presented to us under this Letter of Credit at or prior to 11:00 AM, on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day.  If drafts are presented to us under this Letter of Credit after 11:00 AM, on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day.  As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close.  If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

In the case of cancellation, the original Standby Letter of Credit and all Amendments thereto must be returned to us together with a written request from Beneficiary referencing this Standby Letter of Credit number and authorizing its cancellation.

If the original Letter of Credit is lost, stolen, mutilated or destroyed, we agree to replace an original Letter of Credit or to waive any requirement for its presentation, subject to receipt of such commercially reasonable indemnities from Beneficiary as we may require.

All documents are to be dispatched in one lot by courier service to Comerica Bank International Trade Services  2321 Rosecrans Avenue, 5th Floor, El Segundo, CA 90245  Attn: Standby Letter of Credit Dept.

Presentation may also be effected by facsimile to Comerica Bank fax number 310-297-2885           confirmed by phone call at 310 297-2858.  When presentation is made by facsimile, in lieu of presentation of the original Irrevocable Standby Letter of Credit, the Beneficiary must present Beneficiary’s Statement that Beneficiary is in possession of the original Irrevocable Standby Letter of Credit, and that the amount and date of this presentation has been noted on the back of such original.  In the event of facsimile drawing, the draft(s) required hereunder will be considered to have been presented to Comerica Bank if copies of such draft(s) are received by Comerica Bank by means of a facsimile at the fax number noted above. However, the draft must include the front and back of the draft in order to evidence endorsement thereof.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not be in any way modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Irrevocable Standby Letter of Credit is referred to or to which this Irrevocable Standby Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

We hereby engage with you that all drawing(s) made under and in compliance with the terms of this Irrevocable Standby Letter of Credit will be duly honored if drawn and presented for payment at our office located at Comerica Bank International Trade Services, 2321 Rosecrans Avenue,5th Floor, El Segundo, CA 90245 Attn: Standby Letter of Credit Dept. on or before the expiration date of this credit, <need initial expiry date>, 2016 or any automatically extended date.

EXHIBIT I

Except so far as otherwise expressly stated herein, this Standby Letter of Credit is subject to the ''International Standby Practices'' (ISP 98) International Chamber of Commerce (Publication No. 590).

END OF SPECIMEN FORMAT

EXHIBIT I

EXHIBIT J

OFFER SPACE

This Exhibit is attached to and made a part of that certain Standard Form Lease dated July 2, 2015, by and between MNCVAD-CP NORRIS CANYON, LLC, as “Landlord”, and ADEPT TECHNOLOGY, INC., a Delaware corporation, as “Tenant”, for the Premises known as 4550 Norris Canyon Road, Suite 150, San Ramon, California.

EXHIBIT J -1-